                                                                      EXHIBIT 99


                             ACQUISITION AGREEMENT

                                 BY AND AMONG

                          RAVISENT TECHNOLOGIES INC.

                           RAVISENT NOVA SCOTIA ULC,

                        RAVISENT BRITISH COLUMBIA INC.

                              CINAX DESIGNS INC.

                                      AND

                  CERTAIN SHAREHOLDERS OF CINAX DESIGNS INC.


                           Dated as of July 13, 2000
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                                TABLE OF CONTENTS
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ARTICLE 1 THE ACQUISITION................................................................................       2

         1.1      The Acquisition........................................................................       2
         1.2      Parent Support Agreement...............................................................       3
         1.3      Closing................................................................................       3
         1.4      Exemption from Registration............................................................       3
         1.5      Taking of Necessary Action; Further Action.............................................       4
         1.6      Contemporaneous Transactions...........................................................       4

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PRINCIPALS...............................       4

         2.1      Organization and Qualification.........................................................       4
         2.2      Authority Relative to this Agreement...................................................       4
         2.3      Capital Stock..........................................................................       5
         2.4      Subsidiaries...........................................................................       6
         2.5      No Conflicts...........................................................................       6
         2.6      Books and Records; Organizational Documents............................................       7
         2.7      Company Financial Statements...........................................................       7
         2.8      Absence of Changes.....................................................................       7
         2.9      No Undisclosed Liabilities.............................................................      11
         2.10     Restrictions on Business Activities....................................................      11
         2.11     Taxes..................................................................................      11
         2.12     Legal Proceedings......................................................................      14
         2.13     Compliance With Laws and Orders........................................................      14
         2.14     Benefit Plans..........................................................................      14
         2.15     Title to Property......................................................................      15
         2.16     Intellectual Property..................................................................      15
         2.17     Contracts..............................................................................      17
         2.18     Insurance..............................................................................      18
         2.19     Affiliate Transactions.................................................................      18
         2.20     Employees; Labor Relations.............................................................      18
         2.21     Environmental Matters..................................................................      20
         2.22     Substantial Customers and Suppliers....................................................      21
         2.23     Accounts Receivable....................................................................      21
         2.24     Inventory..............................................................................      21
         2.25     Other Negotiations; Brokers; Third Party Expenses......................................      21
         2.26     Warranty Obligations...................................................................      22
         2.27     Foreign Corrupt Practices Act..........................................................      22
         2.28     Financial Projections..................................................................      22
         2.29     Approvals..............................................................................      23
         2.30     Leases in Effect.......................................................................      23
         2.31     Takeover Statutes......................................................................      23
         2.32     Information Circular...................................................................      23
         2.33     Disclosure.............................................................................      24
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ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF SELLING SECURITYHOLDERS......................................      24

         3.1      Authority..............................................................................      24
         3.2      Title to Securities....................................................................      25
         3.3      Third-Party Consents...................................................................      25
         3.4      Financial Condition....................................................................      25
         3.5      Sophistication.........................................................................      25
         3.6      Tax Consequences.......................................................................      25
         3.7      Residency..............................................................................      25

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF PARENT, ACQUISITION SUB AND CDN2.............................      26

         4.1      Organization, Standing and Power.......................................................      26
         4.2      Capital Structure of Parent, Acquisition Sub and CDN2..................................      26
         4.3      Authority..............................................................................      26
         4.4      SEC Filings; Financial Statements of Parent............................................      27
         4.5      Brokers................................................................................      28

ARTICLE 5 CONDUCT PRIOR TO THE CLOSING...................................................................      28

         5.1      Conduct of Business of the Company and its Subsidiaries................................      28
         5.2      No Solicitation........................................................................      28

ARTICLE 6 ADDITIONAL AGREEMENTS..........................................................................      29

         6.1      Information Circular...................................................................      29
         6.2      Access to Information..................................................................      30
         6.3      Confidentiality........................................................................      30
         6.4      Expenses...............................................................................      30
         6.5      Public Disclosure......................................................................      31
         6.6      Approvals..............................................................................      31
         6.7      Notification of Certain Matters........................................................      31
         6.8      Additional Documents and Further Assurances............................................      31
         6.9      Company's Accountants..................................................................      31
         6.10     Securities Requirements................................................................      32
         6.11     Conveyance Taxes.......................................................................      32
         6.12     Escrow Agreement.......................................................................      32
         6.13     Stock Purchase Agreements..............................................................      32
         6.14     Employee Escrow Agreement..............................................................      32
         6.15     Best Efforts...........................................................................      32
         6.16     No Transfer............................................................................      32
         6.17     Breach of Representations, Warranties, Agreements and Covenants........................      33
         6.18     Legal Conditions to the Sale of Securities.............................................      33
         6.19     Section 85(i) Elections................................................................      33
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                               TABLE OF CONTENTS
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                                  (continued)


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ARTICLE 7 CONDITIONS TO THE ACQUISITION TO BE EFFECTED BY THE PLAN OF ARRANGEMENT........................      33

         7.1      Conditions to Obligations of Each Party to Effect the Acquisition......................      33
         7.2      Additional Conditions to Obligations of the Company and the Principals.................      34
         7.3      Additional Conditions to the Obligations of Parent, CDN2 and Acquisition Sub...........      34

ARTICLE 8 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND  AGREEMENTS; INDEMNIFICATION; ESCROW....      37

         8.1      Survival of Representations, Warranties, Covenants and Agreements......................      37
         8.2      Escrow Fund............................................................................      37
         8.3      Indemnification........................................................................      37
         8.4      Escrow Period..........................................................................      39
         8.5      Claims Upon Escrow Fund................................................................      39
         8.6      Shareholders' Agent....................................................................      40
         8.7      Actions of the Shareholders' Agent.....................................................      41
         8.8      Third-Party Claims.....................................................................      41

ARTICLE 9 TERMINATION, AMENDMENT AND WAIVER..............................................................      43

         9.1      Termination............................................................................      43
         9.2      Effect of Termination..................................................................      44
         9.3      Amendment..............................................................................      44
         9.4      Extension; Waiver......................................................................      44

ARTICLE 10 MISCELLANEOUS PROVISIONS......................................................................      44

         10.1     Notices................................................................................      44
         10.2     Entire Agreement.......................................................................      46
         10.3     Further Assurances; Post-Closing Cooperation...........................................      46
         10.4     Waiver.................................................................................      46
         10.5     Third Party Beneficiaries..............................................................      46
         10.6     No Assignment; Binding Effect..........................................................      46
         10.7     Headings...............................................................................      46
         10.8     Invalid Provisions.....................................................................      47
         10.9     Governing Law..........................................................................      47
         10.10    Construction...........................................................................      47
         10.11    Counterparts...........................................................................      47
         10.12    Specific Performance...................................................................      47

ARTICLE 11 DEFINITIONS...................................................................................      48

         11.1     Definitions............................................................................      48
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                                     -iii-
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                                List of Exhibits
                                ----------------

Exhibit 1     -     Form of Stock Purchase Agreement
Exhibit 2     -     Reserved
Exhibit 3     -     Reserved
Exhibit 4     -     Rights, Preferences and Privileges of the Exchangeable
                    Shares
Exhibit 5     -     Form of Shareholders' Agreement
Exhibit 6     -     Parent Support Agreement
Exhibit 7     -     Reserved
Exhibit 8     -     Reserved
Exhibit 9     -     Form of Escrow Agreement
Exhibit 10    -     Parent, CDN2 and Acquisition Sub Officer's Certificates
Exhibit 11    -     Parent, CDN2 and Acquisition Sub Secretary's Certificates
Exhibit 12    -     Form of Opinion of RBS Lawyers
Exhibit 13    -     Form of Opinion of Brobeck, Phleger & Harrison LLP
Exhibit 14    -     Company Officer's Certificate
Exhibit 15    -     Company Secretary's Certificate
Exhibit 16    -     Legal Opinion of Owen Bird
Exhibit 17    -     Non-Competition and Employment Agreement
Exhibit 18    -     Employee Escrow Agreement




                                List of Schedules
                                -----------------

Schedule 2        -     Company Disclosure Schedule
Schedule 3        -     Parent Disclosure Schedule
Schedule 7.3(g)   -     List of Key Employees

                             ACQUISITION AGREEMENT

     This ACQUISITION AGREEMENT is made and entered into as of July __, 2000, by and among RAVISENT Technologies Inc., a Delaware corporation ("Parent"),
                                                               ------
Ravisent British Columbia Inc., a British Columbia corporation and a wholly-owned subsidiary of CDN2 ("Acquisition Sub"), Ravisent Nova Scotia ULC, a Nova
                           ---------------
Scotia unlimited liability company and wholly-owned subsidiary of Parent (such corporation or such other wholly-owned subsidiary of Parent as may be designated by Parent as "CDN2") Cinax Designs Inc., a British Columbia corporation (the "Company") and Eric Camirand and Malcolm Collings (collectively, the
--------
"Principals").  Capitalized terms used and not otherwise defined herein have the
 ----------
meanings set forth in Article 10.

                                   RECITALS

     A. Subject to the terms and conditions of this Agreement, among other things, all of the issued and outstanding shares of capital stock of the Company shall be shall be purchased by Parent for (i) cash and (ii), at the option of the Company Shareholders, Parent Common Stock or Exchangeable Shares or both.

     B. The Exchangeable Shares shall be exchangeable by the holders for Parent Common Stock on a one-to-one basis at any time.

     C. In connection with the acquisition of the Company by Parent pursuant to the terms hereof (the "Acquisition"), (i) the number of shares of Parent Common
                       -----------
Stock to be issued (including Parent Common Stock to be reserved for issuance upon exchange of Exchangeable Shares shall be the Aggregate Share Number and
(ii) the amount of cash to paid shall be the Aggregate Cash Consideration.

     D. Parent, Acquisition Sub, CDN2 and the Company intend that the Exchangeable Shares will be generally received by resident Canadian shareholders of the Company without recognition of any gain or loss pursuant to the Income Tax Act (Canada) and resident Canadian shareholders of the Company will not be required to file United States Tax Returns solely as a result of the Acquisition; provided, however, that the parties hereto acknowledge that the
             --------- -------
Aggregate Cash Consideration and Parent Company Stock to be received by Company Shareholders shall be taxable consideration in the hands of such shareholders.

     E. The Company Shareholders hold their Company Shares as capital property and it is the intention of Acquisition Sub and the Company Shareholders that the sale of the Company Shares be made pursuant to subsection 85(1) of the Income Tax Act (Canada).

     F. It is also intended by the parties that the Acquisition shall constitute a taxable exchange for United States federal income tax purposes (not qualifying under Section 368 or 351 of the United States Internal Revenue Code of 1986, as amended).

     G. The Company, the Principals, Parent, CDN2 and Acquisition Sub desire to make certain representations, warranties, covenants and agreements in connection with the Acquisition.

     H. A portion of the Exchangeable Shares or shares of Parent Common Stock otherwise issuable by Parent or its Subsidiaries in connection with the Acquisition shall be placed in escrow by Parent or its Subsidiaries, the release of which amount shall be contingent upon certain events and conditions, all as set forth in Article 8 herein.

     NOW, THEREFORE, in consideration of the covenants, promises, representations and warranties set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

                                   ARTICLE 1
                                THE ACQUISITION

     1.1  The Acquisition. At the Closing (as defined in Section 1.4 hereof) and
          ---------------
subject to and upon the terms and conditions of this Agreement and the applicable provisions of the B.C. Company Act, the Company shall become a wholly-owned subsidiary of Acquisition Sub pursuant to the following transactions:

               (a) Acquisition Sub shall acquire (i) pursuant to this Agreement, all of the issued and outstanding Company Shares held by the Principals and (ii) pursuant to stock purchase agreements (each, a "Stock
                                                                    -----
Purchase Agreement" and collectively, the "Stock Purchase Agreements") by and
------------------                         -------------------------
among Parent, Acquisition Sub, CDN2 and each individual holder of Company Shares other than the Principals (each, a "Holder" and collectively, the "Holders"),
                                    ------                         -------
all of the issued and outstanding Company Shares held by the Holders; provided, however, that in the event Principals or Holders holding less than 10% of the outstanding Company Shares, do not deliver Stock Purchase Agreements, Acquisition Sub will pursue a "squeeze-out merger" so that Company will be a wholly-owned subsidiary of Acquisition Sub. The Stock Purchase Agreements shall be substantially in the form set out on Exhibit 1 hereto.
                                        ---------

               (b) In consideration for the Company Shares, each Principal and each Holder (collectively, the "Company Shareholders") shall receive in exchange
                                --------------------
for their Company Shares (w) that amount of cash equal to the product of the Common Cash Amount multiplied by the number of Company Shares held by such Company Shareholder on the Closing Date, plus (x) at the option of each Company Shareholder, that number of Exchangeable Shares or shares of Parent Common Stock, or a combination of the two, rounded down to the nearest whole number, equal to the product of the Exchange Ratio multiplied by the number of Company Shares held by such Company Shareholder on the Closing Date, plus (y) that amount of cash equal to the product of the Closing Price multiplied by the number of fractional shares of Parent Common Stock that such Company Shareholder would have been entitled to receive pursuant to (x) if the number of shares had not been rounded down to the nearest whole number.

               (c) A portion of the shares of Parent Common Stock or Exchangeable Shares to be issued, as the case may be, and the cash to be paid, to each Company Shareholder in consideration for their Company Shares shall be deposited into an escrow fund (the "Escrow Fund") as described in Article 8
                                    -----------
hereof.

               (d) All of the shares of Parent Common Stock or Exchangeable Shares, as the case may be, and 50% of the cash consideration to be paid to each Company Shareholder who shall be employed by Parent, Acquisition Sub or the Company after the Closing (each, an "Employee Shareholder") shall be deposited
                                     --------------------
into an escrow fund (the "Employee Escrow Fund") and held in the Employee Escrow
                          --------------------
Fund pursuant to the terms of an employee escrow agreement in the form attached hereto as Exhibit 18 (the "Employee Escrow Agreement").
                                -------------------------

               (e) All of the unexpired and unexercised Company Options, Company Warrants and Company Stock Purchase Rights then outstanding shall terminate;

               (f) The Exchangeable Shares to be issued by Acquisition Sub in consideration for the Company Shares shall have the rights, privileges and restrictions, and be subject to the conditions, set forth in Exhibit 4 hereto;

               (g) Notwithstanding the foregoing, the maximum aggregate number of shares of Parent Common Stock and Exchangeable Shares to be issued in exchange for all of the outstanding Company Shares shall be the Aggregate Share Number. No adjustment shall be made in the aggregate number of shares of Parent Common Stock and Exchangeable Shares issued pursuant to this Agreement or the Stock Purchase Agreements as a result of any consideration (in any form whatsoever) received by the Company from the date hereof to the Closing as a result of any exercise, conversion or exchange of Company Options, Company Warrants or Company Stock Purchase Rights.

     1.2  Parent Support Agreement. On or before the Closing, Parent, CDN2 and
          ------------------------
Acquisition Sub shall execute and deliver the Parent Support Agreement (the "Parent Support Agreement") in substantially the form set forth on Exhibit 6.
 ------------------------

     1.3  Closing. Unless this Agreement is earlier terminated pursuant to
          -------
Section 9.1, the closing of the transactions contemplated by this Agreement (the "Closing") will take place at a time mutually agreed to by the Company and
--------
Parent which time shall be as promptly as practicable following satisfaction or waiver of the conditions set forth in Article 7 that by their terms are not to occur at the Closing, at the offices of Owen Bird, 595 Burrard Street, Suite 2900, Vancouver, British Columbia V7X 1J5, unless another place is agreed to by Parent and the Company. At the Closing, Parent and Acquisition Sub shall deliver (i) to each Company Shareholder a certificate representing that number of shares of Parent Common Stock or Exchangeable Shares and cash that each such Shareholder is entitled to receive pursuant to Section 1.1 hereof less the number of shares of Parent Common Stock and Exchangeable Shares and the applicable portion of the Cash Consideration to be placed in the Escrow Fund and the Employee Escrow Fund on such Company Shareholder's behalf against delivery of such Company Shareholder's certificate representing all of his Company Shares, (ii) to the Depositary Agent, the Escrow Shares and (iii) to the Employee Escrow Agent, the Employee Escrow Shares and the Employee Escrow Cash.

     1.4  Exemption from Registration. The parties intend that the Exchangeable
          ---------------------------
Shares issued pursuant to the Acquisition and the shares of Parent Common Stock issued pursuant to the Acquisition and shares of Parent Common Stock issuable in exchange for the Exchangeable Shares will be issued in transactions (the "Contemplated Issuances") exempt
 ----------------------
from registration under the Securities Act and from the prospectus and registration requirements under the Securities Act (British Columbia).

     1.5  Taking of Necessary Action; Further Action. If, at any time after the
          ------------------------------------------
Closing, any such further action is necessary or desirable to carry out the purposes of this Agreement and the Acquisition, the officers and directors of the Company are fully authorized to take, and will take, all such lawful and necessary action.

     1.6  Contemporaneous Transactions. The parties hereby agree that each of
          ----------------------------
the transactions contemplated by this Agreement that is in fact consummated shall, to the extent permitted by applicable Law and not otherwise provided for herein, be deemed consummated substantially contemporaneously with any other transaction that is in fact consummated pursuant to this Agreement.

                                   ARTICLE 2
            REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
                                  PRINCIPALS

     The Company and each of the Principals hereby represent and warrant, jointly and severally, to each of Parent, Acquisition Sub and CDN2 subject to such exceptions as are disclosed with respect to specific sections of this
Article 2 in the Disclosure Schedule delivered herewith and dated as of the date hereof or are disclosed in another section of the Disclosure Schedule if it is reasonably apparent on the face of the disclosure that it is applicable to another Section of this Article 2, as follows:

     2.1  Organization and Qualification. Each of the Company and its
          ------------------------------
Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has full corporate power and authority to conduct its business as now conducted and as proposed to be conducted and to own, use, license and lease its Assets and Properties. Each of the Company and its Subsidiaries is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use, licensing or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary. Section 2.1 of the Disclosure Schedule sets forth each of the Company's Subsidiaries, the jurisdiction in which each was formed and each jurisdiction where each of the Company and its Subsidiaries is so qualified, licensed or admitted to do business and separately lists each other jurisdiction in which the Company or its Subsidiaries owns, uses, licenses or leases its Assets and Properties, or conducts business or has employees or engages independent contractors.

     2.2  Authority Relative to this Agreement. Subject only to the requisite
          ------------------------------------
approval of the Acquisition by the shareholders of the Company, the holders of Company Options, and the holders of Company Warrants, the Company has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby, and the performance by the Company of its obligations hereunder, have been duly and validly authorized by all necessary action by the Board of Directors of the Company, and no other action on the part of the Board of Directors of the Company is required to authorize the execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent, CDN2 and Acquisition Sub, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity.

     2.3  Capital Stock. The authorized capital stock of the Company consists
          -------------
only of 100,000,000 Class A Shares without par value (the "Company Class A
                                                           ---------------
Shares") and 50,000,000 Class B Shares without par value (the "Company Class B
-------                                                        ---------------
Shares"; the Company Class A Shares and the Company Class B Shares collectively
-------
referred to herein as the "Company Shares"), of which 9,307,500 Company Class A
                           --------------
Shares and 60,000 Company Class B Shares are issued and outstanding as of the date hereof. All of the issued and outstanding Company Shares are validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable federal, provincial and foreign securities Laws. No Company Shares are held as treasury stock. Section 2.3 of the Disclosure Schedule lists the name and state or province of residence of each holder of Company Shares provided to the Company by such holder and the number of Company Shares held by each such holder. With respect to any Company Shares that have been issued subject to a repurchase option on the part of the Company, Section 2.3 of the Disclosure Schedule sets forth the holder thereof, the number and type of securities covered thereby, and the vesting schedule thereof (including a description of the circumstances under which such vesting schedule can or will be accelerated). Other than 342,500 Company Class B Shares reserved for issuance upon exercise of outstanding Company Options and except as set forth in Section
2.3 of the Disclosure Schedule, as of the date hereof no Company Shares are reserved for issuance and there are no other options, warrants, calls, rights, commitments or agreements of any character (whether created by statute, the articles of incorporation or by-laws of the Company, or any agreement or otherwise) to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. With respect to each Company Option, Section 2.3 of the Disclosure Schedule sets forth the holder thereof, the number and type of securities issuable thereunder, and, if applicable, the exercise price therefor, the exercise period, the maximum term, and vesting schedule thereof (including a description of the circumstances under which such vesting schedule can or will be accelerated). Except as set forth in Section 2.3 of the Disclosure Schedule, all of the Company Options were issued in compliance with all applicable federal, provincial and foreign securities Laws. Except as set forth in Section 2.3 of the Disclosure Schedule, none of the Company Options will vest on an accelerated basis in connection with the Acquisition or any subsequent termination of the holder's employment or service. Except as set forth in Section 2.3 of the Disclosure Schedule, the Company is not a party or subject to any agreement or understanding, and there is no agreement, arrangement or understanding between or among any Persons which affects, restricts or relates to voting, giving of written consents, dividend rights or transferability of shares with respect to the

Company Shares, including without limitation any voting trust agreement or proxy. The terms of the Company's Stock Option Plan and the applicable stock option agreements permit the assumption or substitution of options or warrants, as applicable, to purchase Parent Common Stock as provided in this Agreement, without the consent or approval of the holders of such securities, the Company's shareholders, or otherwise. True and complete copies of all agreements and instruments relating to or issued under the Company's Stock Option Plan have been provided to Parent and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form provided to Parent.

     2.4  Subsidiaries. The Company is the owner of all outstanding shares of
          ------------
each of its Subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of each Subsidiary are owned by the Company free and clear of all liens, charges, claims or encumbrances, or rights of others. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued shares or other securities of any such Subsidiary, or otherwise obligating the Company or any such Subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other Person other than its interests in the Company's Subsidiaries set forth in Section 2.1 of the Disclosure Schedule.

     2.5  No Conflicts. The execution and delivery by the Company of this
          ------------
Agreement does not, the performance by the Company of its obligations under this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not:

               (a) conflict with or result in a violation or breach of any terms, conditions or provisions of the memorandum, articles or bylaws, as amended, or equivalent constating documents of the Company or any of its Subsidiaries;

               (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 2.5 of the Disclosure Schedule, if any, conflict with or result in a violation or breach of any Law or Order applicable to the Company or any of its Subsidiaries or by which any of their Assets and Properties is bound or affected; or

               (c)  (i) conflict with or result in a violation or breach of,
(ii) constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, (iii) require the Company to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, (iv) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments or performance under, (vi) result in the creation or imposition of (or the obligation to create or impose) any Lien upon the Company or any of its Assets and Properties under or (vii) result in the loss of a material benefit under, any of the terms, conditions or provisions of any Contract or License to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their respective Assets and Properties is bound or affected.

     2.6  Books and Records; Organizational Documents. The minute books,
          -------------------------------------------
including the share registers, and other similar records of the Company and its Subsidiaries have been provided or made available to Parent or its counsel prior to the execution of this Agreement, are complete and correct in all material respects and have been maintained in accordance with sound business practices. Such minute books contain a true and complete record of all material actions taken at all meetings and by all written consents in lieu of meetings of the directors, shareholders and committees of the Board of Directors of the Company and its Subsidiaries through the date hereof. The Company has delivered a true, correct and complete copy of the Memorandum and Articles of Incorporation and Bylaws or other charter documents, as applicable, of the Company as amended to date, to Parent. Neither the Company nor any of its Subsidiaries is in violation of any provisions of its memorandum or articles or equivalent constating documents.

     2.7  Company Financial Statements. Section 2.7 of the Disclosure Schedule
          ----------------------------
sets forth the Company Financials. The Company Financials delivered to Parent are correct and complete in all respects and have been prepared in accordance with Canadian GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto, and, in the case of the Interim Financial Statements, subject to normal year-end adjustments, which adjustments will not be material in amount or significance). The Company Financials present fairly and accurately the financial condition and operating results of the Company and its Subsidiaries as of the dates and during the periods indicated therein, subject, in the case of the Interim Financial Statements, to normal year-end adjustments, which adjustments will not be material in amount or significance and except that the Interim Financial Statements may not contain footnotes. Since the date of the Company's incorporation, there has been no change in any accounting policies, principles, methods or practices, including any change with respect to reserves (whether for bad debts, contingent liabilities or otherwise), of the Company.

     2.8  Absence of Changes. Since the Company Financial Statement Date, there
          ------------------
has not been any material adverse change in the Business or Condition of the Company or any occurrence or event which, individually or in the aggregate could be reasonably expected to have any material adverse change in the Business or Condition of the Company. In addition, without limiting the foregoing, except as expressly contemplated hereby, there has not occurred since the Company Financial Statement Date:

               (a) the entering into of any Contract, commitment or transaction or the incurrence of any Liabilities outside of the ordinary course of business consistent with past practice;

               (b) the entering into of any Contract in connection with any transaction involving a Business Combination;

               (c) the alteration, or entering into of any Contract or other commitment to alter, its interest in any corporation, association, joint venture, partnership or business entity in which the Company or any of its Subsidiaries directly or indirectly holds any interest on the date hereof;

               (d) the entering into of any strategic alliance, joint development or joint marketing Contract other than joint marketing efforts in the ordinary course of business consistent with past practice;

               (e) any amendment or other modification (or agreement to do so), except in the ordinary course of business consistent with past practice, or violation of the terms of, any of the Contracts set forth or described in the Disclosure Schedule;

               (f) the entering into of any transaction with any officer, director, shareholder, Affiliate or Associate of the Company, other than pursuant to any Contract in effect on the Company Financial Statement Date and disclosed to Parent pursuant to Section 2.18 of the Disclosure Schedule or other than pursuant to any contract of employment and listed pursuant to Section 2.16(a) of the Disclosure Schedule;

               (g) the entering into or amendment of any Contract pursuant to which any other Person is granted manufacturing, marketing, distribution, licensing or similar rights of any type or scope with respect to any products of the Company or Company Intellectual Property other than as contemplated by the Contracts or Licenses of the Company and its Subsidiaries disclosed in the Disclosure Schedule or otherwise in the ordinary course of business consistent with past practice;

               (h) the commencement of any Action or Proceeding (other than any investigation of which the Company is not aware);

               (i) the declaration, setting aside or payment of any dividends on or making of any other distributions (whether in cash, stock or property) in respect of any Company Shares or Equity Equivalents, or any split, combination or reclassification of any Company Shares or Equity Equivalents or issuance or authorization of the issuance of any other securities in respect of, in lieu of or in substitution for Company Shares or Equity Equivalents, or the repurchase, redemption or other acquisition, directly or indirectly, of any shares of Company Shares or Equity Equivalents by the Company except for repurchases of Company Shares upon termination of employment;

               (j) except for (i) the issuance of Company Shares upon exercise or conversion of then-outstanding Company Options, or Company Warrants listed in
Section 2.3 of the Disclosure Schedule, or (ii) the issuance of options available for grant under the Company's existing stock option plan in the ordinary course of business to employees who are not officers of the Company or of any of its Subsidiaries consistent with past practice, the issuance, grant, delivery, sale or authorization of or proposal to issue, grant, deliver or sell, or purchase or proposal to purchase, any shares of Company Shares, Equity Equivalents or modification or amendment of the rights of any holder of any outstanding shares of Company Shares or Equity Equivalents (including to reduce or alter the consideration to be paid to the Company upon the exercise of any outstanding Company Options, Company Warrants, or other Equity Equivalents), nor have there been any agreements, arrangements, plans or understandings with respect to any such modification or amendment;

               (k) any amendments to the Company's memorandum, articles, bylaws or equivalent constating documents of the Company or any of its Subsidiaries;

               (l) any transfer (by way of a License or otherwise) to any Person of rights to any Company Intellectual Property other than non-exclusive transfers to the Company's customers, distributors or other licensees in the ordinary course of business consistent with past practice;

               (m) any disposition or sale of, waiver of rights to, license or lease of, or incurrence of any Lien on, any Assets and Properties (other than Company Intellectual Property) of the Company and its Subsidiaries, other than dispositions of inventory, or licenses of products to Persons in the ordinary course of business of the Company consistent with past practice;

               (n) any purchase of any Assets and Properties of any Person other than acquisitions of inventory, or licenses of products, in the ordinary course of business of the Company consistent with past practice and in an amount not in excess of $5,000 in any one case after the date hereof or $25,000 in the aggregate for the period;

               (o) the making of any capital expenditures or commitments by the Company for additions to property, plant or equipment of the Company constituting capital assets individually or in the aggregate in an amount exceeding $25,000;

               (p) the write-off or write-down or making of any determination to write off or write-down, or revalue, any of the Assets and Properties of the Company, or change in any reserves or liabilities associated therewith;

               (q) the payment, discharge or satisfaction of any claim or Liability, other than the payment, discharge or satisfaction in the ordinary course of business of Liabilities reflected or reserved against in the Company Financial Statements or incurred in the ordinary course of business since the Financial Statement Date;

               (r) the failure to pay or otherwise satisfy material Liabilities of the Company or its Subsidiaries when due;

               (s) the incurrence of any Indebtedness or guarantee of any such Indebtedness in an aggregate amount exceeding $10,000 or issuance or sale of any debt securities of the Company or any of its Subsidiaries or guarantee of any debt securities of others;

               (t) the grant of any severance or termination pay to any director, officer employee or consultant, except payments made as required by Law or pursuant to written Contracts outstanding on the date hereof, the terms of which are disclosed in the Disclosure Schedule;

               (u) an increase in salary, rate of commissions, rate of consulting fees or any other compensation of any current officer, director, shareholder, employee, independent contractor or consultant of the Company or any of its Subsidiaries;

               (v) the payment of any consideration of any nature whatsoever (other than salary, commissions or consulting fees and customary benefits and out of pocket expenses paid to any current or former officer, director, shareholder, employee or consultant of the Company or any of its Subsidiaries) to any current or former officer, director, shareholder, employee, independent contractor or consultant of the Company or any of its Subsidiaries;

               (w) the establishment or modification of (i) targets, goals, pools or similar provisions under any Plan, employment Contract or other employee compensation arrangement or independent contractor Contract or other compensation arrangement or (ii) salary ranges, increased guidelines or similar provisions in respect of any Plan, employment Contract or other employee compensation arrangement or independent contractor Contract or other compensation arrangement;

               (x) the adoption, entering into, amendment, modification or termination (partial or complete) of any Plan;

               (y)  the payment of any discretionary or stay bonus;

               (z) any action, including the acceleration of vesting of any Company Options or Company Warrants, or other rights to acquire shares of capital stock of the Company, which would be reasonably likely to interfere with Parent's ability to account for or complete the Acquisition;

               (aa) the making or changing of any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, the entering into of any tax allocation agreement, tax sharing agreement, tax indemnity agreement or closing agreement, settlement or compromise of any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes with any Taxing Authority or otherwise;

               (bb) the making of any change in the accounting policies, principles, methods, practices or procedures of the Company (including without limitation for bad debts, contingent liabilities or otherwise, respecting capitalization or expense of research and development expenditures, depreciation or amortization rates or timing of recognition of income and expense);

               (cc) other than in the ordinary course of business, the making of any representation or proposal to, or engagement in substantive discussions with, any of the holders (or their representatives) of any Indebtedness, or to or with any party which has issued a letter of credit which benefits the Company;

               (dd) the commencement or termination of, or change in, any line of business except as contemplated in the Company Business Plan;

               (ee) the cancellation, amendment or failure to renew any insurance policy other than in the ordinary course of business consistent with past practice, or failure to use commercially reasonable efforts to give all notices and present all claims under all such policies in a timely fashion;

          (ff) any amendment, failure to renew, or failure to use commercially reasonable efforts to maintain, its existing Approvals or failure to observe any Law or Order applicable to the conduct of the business of the Company or the Assets and Properties of the Company and its Subsidiaries;

          (gg) any failure to pay or otherwise satisfy any obligations to procure, maintain, renew, extend or enforce any Company Intellectual Property, including, but not limited to, submission of required documents or fees during the prosecution of patent, trademark or other applications for Registered Intellectual Property rights;

          (hh) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the real or personal property or equipment of the Company individually or in the aggregate in an amount exceeding $5,000.

          (ii) the repurchase, cancellation or modification of the terms of any Company Common Stock, Equity Equivalents, Company Options, Company Warrants or other financial instrument that derives the majority of its value from its convertibility into Company Common Stock or Equity Equivalents, other than transactions entered into in the ordinary course of business and pursuant to either (i) contractual provisions or (ii) the Stock Plan, in either case as in effect at the date of this Agreement;

          (jj) any entering into any agreement to do any of the foregoing.

     2.9  No Undisclosed Liabilities. The Company has no obligations or
          --------------------------
liabilities of any nature (matured or unmatured, fixed or contingent) other than
(i) those set forth or adequately provided for in the balance sheet included in the Company Financials, (ii) those incurred in the ordinary course of business and not required to be set forth in the Company Financials under GAAP, (iii) those incurred in the ordinary course of business since the Financial Statement Date and consistent with past practice and (iv) those set forth in this Agreement.

     2.10 Restrictions on Business Activities. There is no agreement, judgment,
          -----------------------------------
injunction, order or decree binding upon the Company, its Subsidiaries or any of their assets or properties which has had or could reasonably be expected to have the effect of prohibiting or impairing any current or future business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or the conduct of business by the Company as currently conducted or as proposed to be conducted by the Company.

     2.11 Taxes.
          -----
          (a) All Tax Returns required to have been filed by or with respect to the Company or each of its Subsidiaries have been duly filed (including any extensions), and each such Tax Return correctly and completely reflects Tax liability and all other information required to be reported thereon. All Taxes due and payable by the Company, whether or not shown on any Tax Return, or claimed to be due by any Tax Authority, have been paid or accrued in accordance with Canadian GAAP on the Company Financials through the date thereof and in the books and records of the Company or the relevant Subsidiary in respect of subsequent periods. All such Tax Returns are true, complete and correct in all material respects.

          (b) The Company and its Subsidiaries have not incurred any material liability for Taxes other than as reflected on the Interim Financial Statements. The unpaid Taxes of the Company and its Subsidiaries (i) did not, as of the most recent fiscal month end, exceed by any material amount the reserve for liability for Income Tax (other than the reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the face of the Company's most recent balance sheet and (ii) will not exceed by any material amount that reserve as adjusted for operations and transactions through the Closing Date.

          (c) Neither the Company nor any of its Subsidiaries is a party to any agreement extending the time within which to file any Tax Return. No claim has ever been made by a Taxing Authority of any jurisdiction in which the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

          (d) The Company and each of its Subsidiaries has collected or withheld all amounts required to be collected or withheld by it on account of Taxes or otherwise, and has remitted the same to the appropriate governmental authority in the manner and within the time required under any applicable legislation or, if it is not yet due, has set it aside in appropriate accounts for payment when due.

          (e) The Company does not have knowledge of any actions by any Taxing Authority in connection with assessing additional Taxes against and in respect of the Company or its Subsidiaries for any past period. There is no dispute or claim concerning any Tax liability of the Company or its Subsidiaries (i) threatened, claimed or raised by any Taxing Authority and (ii) of which the Company is aware. There are no Liens for Taxes upon the Assets and Properties of the Company other than Liens for Taxes not yet due. Section 2.11 of the Disclosure Schedule indicates those Tax Returns, if any, of the Company that have been audited or examined by Taxing Authorities, and indicates those Tax Returns of the Company and its Subsidiaries that currently are the subject of audit or examination.

          (f) There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Returns required to be filed by, or which include or are treated as including, the Company or any of its Subsidiaries with respect to any Tax assessment or deficiency affecting the Company or any of its Subsidiaries.

          (g) The Company has not received any written ruling related to Taxes or entered into any agreement with a Taxing Authority relating to Taxes.

          (h) The liability for Taxes under the Income Tax Act (Canada) of the Company has been assessed by Revenue Canada for all taxation years up to and including the taxation years ending September 30, 1998. The assessment of liability for Taxes under the Income Tax Act (Canada) for the tax year ended September 30, 1999 is pending. True and complete copies of the federal and provincial Tax Returns for the Company and copies of all assessments and reassessments for all taxation years including relating to the most recently completed taxation year for which the same are available have been provided to Parent.

          (i) The Company and its Subsidiaries have no liability for the Taxes of any Person other than the Company (i) under Section 1.1502-6 of the Treasury regulations (or any similar provision of Canadian or United States federal, state, provincial, local or foreign Law), (ii) as a transferee or successor,
(iii) by Contract or (iv) otherwise.

          (j) Neither the Company nor any Subsidiary (i) has agreed to make or is required to make any adjustment under Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws by reason of a change in accounting method or as a result of transactions or events prior to the date hereof and (ii) is a "consenting corporation" within the meaning of Section 341(f)(1) of the Code.

          (k) Neither the Company nor any of its Subsidiaries is a party to or bound by any obligations under any tax sharing, tax allocation, tax indemnity or similar agreement or arrangement.

          (l) Neither the Company nor any of its Subsidiaries is involved in, subject to, or a party to any joint venture, partnership, Contract or other arrangement that is treated as a partnership for federal, state, local or foreign Income Tax purposes.

          (m) The Company was not included and is not includible in the Tax Return of any Relevant Group with any corporation other than such a return of which the Company is the common parent corporation.

          (n) No Subsidiary of the Company has made any payments, is obligated to make any payments, or is a party to any Contract that under certain circumstances could require it to make any payments which would otherwise be deductible that are not deductible as a result of the provisions set forth in
Section 280G of the Code or the treasury regulations thereunder or would result in an excise tax to the recipient of any such payment under Section 4999 of the Code.

          (o) All material elections made by the Company with respect to Canadian income Taxes affecting the Company are set forth on Section 2.11 of the Disclosure Schedule. Furthermore, the Company has not:

               (i) made any election under Section 85 of the Income Tax (Canada) with respect to the acquisition or disposition of any property;

               (ii) made any election under Section 83 of the Income Tax (Canada) with respect to the payment out of the capital dividend account of the Company;

               (iii) acquired or had the use of any property from a person with whom it was not dealing at arm's length other than at fair market value; or

               (iv) disposed of anything to a person with whom it was not dealing at arm's length for proceeds less than the market value thereof.

          (p) The Company is not nor has it ever been a United States real property holding corporation within the meaning of Section 897(c)(1)(A)(ii) of the Code.

          (q)  The Company is not a personal holding company.

          (r) The Company is in full compliance with all terms and conditions of any Tax exemptions or other Tax-sparing agreement or order of a foreign government and the consummation of the transactions contemplated hereby shall not have any adverse effect on the continued validity and effectiveness of any such Tax exemptions or other Tax-sparing agreement or order.

          (s) Section 2.11(s) of the Disclosure Schedule sets forth the following information with respect to the Company as of the most recent practicable date: (i) the basis of the Company in its assets; (ii) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign Tax, or excess charitable contribution allocable to the Company, and (iii) the amount of any deferred gain or loss allocable to the Company arising out of any Deferred Intercompany Transaction.

     2.12 Legal Proceedings.
          -----------------

          (a)  Except as set forth in Section 2.12 of the Disclosure Schedule:

               (i) there are no Actions or Proceedings brought or, to the knowledge of the Company or any of its Subsidiaries, pending or threatened against the Company or any of its Subsidiaries or their Assets and Properties;

               (ii) there are no facts or circumstances known to the Company or any of its Subsidiaries that could reasonably be expected to give rise to any Action or Proceeding against, relating to or affecting the Company or any of its Subsidiaries; and

               (iii) neither the Company nor any of its Subsidiaries has received notice, and does not otherwise have knowledge of any Orders outstanding against the Company or any of its Subsidiaries.

          (b) Prior to the execution of this Agreement, the Company has delivered to Parent all responses of counsel for the Company to auditor's requests for information (together with any updates provided by such counsel) regarding Actions or Proceedings pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against, relating to or affecting the Company or any of its Subsidiaries. Section 2.12(b) of the Disclosure Schedule sets forth all Actions or Proceedings against or by the Company or any of its Subsidiaries or relating to or affecting any of its or their Assets and Properties since the date of incorporation of the Company to the date hereof.

     2.13 Compliance With Laws and Orders. The Company has not violated, and is
          -------------------------------
not currently in violation or default under, any Law or Order applicable to the Company or any of its Subsidiaries or any of its or their Assets and Properties.

     2.14 Benefit Plans.
          -------------

          (a) The Disclosure Schedule contains an accurate and complete list of all Benefit Plans maintained or sponsored by the Company and covering any employees of the Company, to which the Company is obligated to contribute or with respect to which the

Company has any material liability. For purposes of this Agreement, the term "Benefit Plans" shall mean all pension, retirement, profit sharing, bonus, savings, deferred compensation, share option, purchase, or appreciation, group insurance or other material employee benefit plans, programs or arrangements maintained or contributed to by the Company and whether or not funded.

          (b) Each Benefit Plan and all related trusts, insurance contracts and funds have been maintained, funded and administered in compliance with all reporting and disclosure requirements and applicable laws and regulations. As of the date hereof, no actions, suits, claims (other than routine claims for benefits), taxes, penalties or liens with respect or relating to the Benefit Plans are pending or threatened, or have been assessed or incurred.

          (c) With respect to each Benefit Plan, the Company has provided Parent with true and complete copies, to the extent applicable, of (i) all documents pursuant to which the Benefit Plans are maintained, funded and administered, including all amendments thereto, (ii) the most recent annual report filed with the competent authorities, (iii) the most recent financial statements, and (iv) all governmental rulings and determinations and opinions (and pending requests for governmental rulings, determinations and opinions).

     2.15 Title to Property. The Company and its Subsidiaries have good and
          -----------------
marketable title to all of their respective properties, interests in properties and assets, real and personal, reflected in the Company Financials or acquired after the Financial Statement Date (except properties, interests in properties and assets sold or otherwise disposed of since the Financial Statement Date in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests in, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties, (iii) liens securing debt which is reflected on the Company Financials and (iv) Liens listed on Section 2.15 of the Disclosure Schedule. The plants, property and equipment of the Company and its Subsidiaries that are used in the operations of their businesses are in good operating condition and repair, subject to normal wear and tear. All properties used in the operations of the Company and its Subsidiaries are reflected in the Company Financials to the extent Canadian GAAP require the same to be reflected. Section 2.15 of the Disclosure Schedule identifies all real property owned by the Company.

     2.16 Intellectual Property.
          ---------------------

          (a) The Company owns, or is licensed or otherwise possesses legally enforceable rights to use, all Intellectual Property that is used or currently proposed to be used in the business of the Company as currently conducted or as proposed to be conducted by the Company. The Company has not (i) licensed any Company Intellectual Property in source code form to any third party or (ii) entered into any exclusive agreements relating to any Company Intellectual Property with any third party.

          (b) Section 2.16(b) of the Disclosure Schedule lists (i) all patents and patent applications and all registered trademarks, trade names and service marks, registered copyrights, domain names, and maskworks, included in the Company Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which any other person or entity is authorized to use any Intellectual Property, and (iii) all licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use any third-party Intellectual Property ("Third Party
                                                          -----------
Intellectual Property Rights") which are incorporated in, are, or form a part of
----------------------------
any Company product or which are otherwise used (or currently proposed to be used) by the Company in the business of the Company as currently conducted or as proposed to be conducted by the Company, other than off-the-shelf software programs licensed under standard "shrink wrap" license agreements.

          (c) No person or entity (including employees and former employees of the Company) is infringing, misappropriating or otherwise making any unauthorized use or disclosure of any Intellectual Property rights of the Company or any Intellectual Property right of any third party to the extent licensed by or through the Company. The Company has not entered into any agreement to indemnify any other person or entity against any charge of infringement of any Company Intellectual Property.

          (d) The Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Company Intellectual Property or Third Party Intellectual Property Rights.

          (e) All patents, registered trademarks, domain names, service marks and copyrights held by the Company are valid and subsisting, and the manufacturing, marketing, licensing or sale of its products does not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party. The Company (i) has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party; and (ii) has not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party.

          (f) The Company has secured valid written assignments and waiver of any moral rights from all consultants and employees who contributed to the creation or development of Intellectual Property of the rights to such contributions that the Company does not already own by operation of law.

          (g) The Company has taken all reasonably necessary and appropriate steps to protect and preserve the confidentiality of all Company Intellectual Property not otherwise protected by patents, patent applications or copyright ("Confidential Information"). All use, disclosure or appropriation of
  ------------------------
Confidential Information by the Company by or to a third party has been pursuant to the terms of a written agreement between the Company and such third party.

          (h) All products and software programs distributed or licensed to third parties by the Company and, to the Company's knowledge, all products and software programs of third parties which are used in the Company's business (i) will operate in accordance with their specifications prior to, during and after the calendar year 2000 and are capable of processing, providing, receiving and manipulating date data within and between the 20th and 21st centuries; (ii) will, without interruption or manual intervention, continue to consistently, predictably and accurately record, store, process, calculate and present calendar dates falling on and after (and if applicable, spans of time including) January 1, 2000, and will consistently, predictably and accurately calculate any information dependent on or relating to such dates in substantially the same manner, and with the same functionality, data integrity and performance, as such products record, store, process, calculate and present calendar dates on or before December 31, 1999, or calculate any information dependent on or relating to such dates; and (iii) will not end abnormally or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century. The Company has taken all actions necessary to assure that there shall be no material adverse change to its business or electronic systems or material interruptions in the delivery of the Company's products and services by reason of the advent of the year 2000.

          (i) It is the Company's practice to scan all software and data residing on the Company's computer network with a commercially available and up-to-date virus scan software. To the Company's knowledge, its software programs and other Intellectual Property contain no "viruses." For the purposes of this Agreement, "virus" means any computer code designed to disrupt, disable or harm in any manner the operation of any software or hardware including worms, bombs, backdoors, clocks, timers, or other disabling device code, designs or routines which causes the software to be erased, inoperable, or otherwise incapable of being used, either automatically or with passage of time or upon command by any person.

     2.17 Contracts.
          ---------

          (a) Section 2.17(a)(1) of the Disclosure Schedule contains a true and complete list of each of the Contracts (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all continuing waivers of any material terms thereof, have been made available to Parent prior to the execution of this Agreement) of the Company and its Subsidiaries. Section 2.17(a)(2) of the Disclosure Schedule contains a true and complete list of each Contract of the Company and its Subsidiaries not terminable by the Company or any of its Subsidiaries upon 30 days (or less) notice by the Company or any of its Subsidiaries without penalty or obligation to make payments based on such termination.

          (b) Each Contract required to be disclosed in Section 2.17(a) of the Disclosure Schedule, unless otherwise stated in Section 2.16(a) of the Disclosure Schedule, is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, and no party to such Contract is, nor has received notice that it is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract).

          (c) Neither the Company nor any of its Subsidiaries is a party to or bound by any Contract that (i) automatically terminates or allows termination by the other party thereto upon consummation of the transactions contemplated by this Agreement or (ii) contains any covenant or other provision which limits the ability of the Company to compete with any Person in any line of business or in any area or territory.

     2.18 Insurance.  The Company and each of its Subsidiaries have policies of
          ---------
insurance and bonds of the type and in amounts customarily carried by Persons conducting businesses or owning assets similar to those of the Company and its Subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company and its Subsidiaries are otherwise in compliance with the terms of such policies and bonds. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

     2.19 Affiliate Transactions.
          ----------------------

          (a) Except as disclosed in Section 2.19(a) of the Disclosure Schedule, (i) there are no Contracts or Liabilities between the Company or any of its Subsidiaries, on the one hand, and (1) any current or former officer, director, shareholder, or to the knowledge of the Company, any Affiliate or Associate of the Company or (2) any Person who, to the knowledge of the Company, is an Associate of any such officer, director, shareholder or Affiliate, on the other hand, (ii) neither the Company nor any of its Subsidiaries provides or causes to be provided any assets, services or facilities to any such current or former officer, director, shareholder, Affiliate or Associate, (iii) neither the Company nor any of its Subsidiaries nor any such current or former officer, director, shareholder, Affiliate or Associate provides or causes to be provided any assets, services or facilities to the Company and (iv) neither the Company nor any of its Subsidiaries beneficially owns, directly or indirectly, any Investment Assets of any such current or former officer, director, shareholder, Affiliate or Associate.

          (b) Each of the Contracts and Liabilities listed in Section 2.19(a) of the Disclosure Schedule were entered into or incurred, as the case may be, on terms no less favorable to the Company or its Subsidiaries (in the reasonable judgment of the Company) than if such Contract or Liability was entered into or incurred on an arm's- length basis on competitive terms. Any Contract to which the Company or any of its Subsidiaries is a party and in which any director of the Company has a financial interest in such Contract was approved in accordance with applicable law.

     2.20 Employees; Labor Relations.
          --------------------------

          (a) The Company is in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any material respect in any unfair labor practice. The Company has withheld all amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to employees; and is not liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing. The Company is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to Employment Insurance, social security, Workers Compensation, Canada Pension Plan, health or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending claims against the Company under any workers compensation plan or policy or for long term disability. There are no controversies pending or, to the knowledge of the Company, threatened, between the Company and any of their respective employees, which controversies have or could reasonably be expected to result in an action, suit, proceeding, claim, arbitration or investigation before any agency, court or tribunal, foreign or domestic. The Company is not a party to any collective bargaining agreement or other labor unions contract nor does the Company know of any activities or proceedings of any labor union to organize any such employees. No employees of the Company are in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company because of the nature of the business conducted or proposed to be conducted by the Company or to the use of trade secrets or proprietary information of others. No employees of the Company have given notice to the Company, nor is the Company otherwise aware, that any such employee intends to terminate his or her employment with the Company.

          (b) All employees of the Company are terminable by the Company upon reasonable notice in accordance with applicable Law. Section 2.20(b) of the Disclosure Schedule sets forth, individually and by category, the name of each officer, employee and consultant, together with such person's position or function, annual base salary or wage and any incentive, severance or bonus arrangements with respect to such person. Except under Company Options and the Stock Plan, the completion of the transactions contemplated by this Agreement will not result in any payment or increased payment becoming due from the Company to any officer, director, or employee of, or consultant to, the Company. The Company is not a party to any agreement for the provision of labor from any outside agency. There have been no claims by employees of such outside agencies, if any, with regard to employees assigned to work for the Company, and no claims by any governmental agency with regard to such employees except as set forth in
Section 2.20(b) of the Disclosure Schedule.

          (c) Since the date of incorporation of the Company, there have been no federal or provincial claims based on employment equity, sex, sexual or other harassment, age, disability, race or other discrimination or common law claims, including claims of wrongful dismissal, severance pay, payment in lieu of notice or bad faith termination, by any employees of the Company or by any of the employees performing work for the Company but provided by an outside employment agency, and there are no facts or circumstances known to the Company that could reasonably be expected to give rise to such complaint or claim.

          (d) The Company has no written employment policies and/or employee handbooks or manuals except as set forth in Section 2.20(d) of the Disclosure Schedule.

          (e) To the knowledge of the Company, no officer, employee or consultant of the Company is obligated under any Contract or other agreement or subject to any Order or Law that would interfere with the Company's business as currently conducted.

     2.21 Environmental Matters.
          ---------------------

          (a) The Company possesses any and all Environmental Permits necessary to or required for the operation of its business. The Company will obtain any Environmental Permits that must be obtained as of or immediately after the Closing in order for the Acquisition Sub and/or the Company to conduct the business of the Company as it was conducted prior to the Closing.

          (b) The Company is in compliance with (i) all terms, conditions and provisions of its Environmental Permits; and (ii) all Environmental Laws.

          (c) Neither the Company nor any entity previously owned by the Company has received any notice of alleged, actual or potential responsibility for, or any inquiry, or to the Company' knowledge, any basis therefor, regarding, (i) any Release or threatened or suspected Release of any Hazardous Material, or (ii) any violation of Environmental Law, or (iii) personal injury, wrongful death, other tortious conduct, or relating to materials, commodities or products held, used, sold, transferred, manufactured or disposed of by or on behalf of the Company, containing or incorporating any Hazardous Materials.

          (d) Neither the Company nor any entity previously owned by the Company has any obligation or liability with respect to any Hazardous Material, including any Release or threatened or suspected Release of any Hazardous Material, and there are no past or present events, facts or circumstances which could form the basis of any such obligation or liability.

          (e) No Releases of Hazardous Material(s) have occurred at, from, in, to, on, or under any Site and no Hazardous Material is present in, on, about or migrating to or from any Site.

          (f) Neither the Company nor any entity previously owned by the Company, has transported or arranged for the treatment, storage, handling, disposal or transportation of any Hazardous Material at or to any location.

          (g)  No Site is a current or proposed Environmental Clean-up Site.

          (h) There are no Liens under or pursuant to any Environmental Law on any Site.

          (i)  There is no (i) underground storage tank, active or abandoned,
(ii) polychlorinated biphenyls ("PCBs"), (iii) PCB- containing equipment, (iv)
                                 ----
asbestos-containing material, (v) radon, (vi) lead-based paint, (vii) urea formaldehyde or (viii) other Hazardous Waste at any Site.

           (j) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted with respect to any Site which have not been delivered to Parent prior to execution of this Agreement.

           (k) The Company is not a party, whether as a direct signatory or as successor, assign, third party beneficiary or otherwise, to, and is not otherwise bound by, any lease or other contract under which the Company is obligated or may be obligated by any representation, warranty, covenant, restriction, indemnification or other undertaking respecting Hazardous Materials or under which any other person is or has been released respecting Hazardous Materials except for under real property leases set forth in Section 2.31 of the Disclosure Schedule.

           (l) The Company and any predecessors of the Company and any entity previously owned by the Company have provided all notifications and warnings, made all reports, and kept and maintained all records to the extent required pursuant to Environmental Laws.

     2.22  Substantial Customers and Suppliers. Section 2.22(a) of the
           -----------------------------------
Disclosure Schedule lists the 15 largest customers of the Company, collectively, on the basis of revenues collected or accrued for the most recent complete fiscal year. Section 2.22(b) of the Disclosure Schedule lists the 15 largest suppliers of the Company on the basis of cost of goods or services purchased for the most recent fiscal year. No such customer or supplier has ceased or materially reduced its purchases from or sales or provision of services to the Company or, to the knowledge of the Company, has threatened to cease or materially reduce such purchases or sales or provision of services after the date hereof. To the knowledge of the Company, no such customer or supplier is threatened with bankruptcy or insolvency.

     2.23  Accounts Receivable. The accounts and notes receivable of the Company
           -------------------
reflected on the Company Financials, and all accounts and notes receivable arising subsequent to the Financial Statement Date, (a) arose from bona fide sales transactions in the ordinary course of business, consistent with past practice, and are payable on ordinary trade terms, (b) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their respective terms, (c) are not subject to any valid set-off or counterclaim and (d) do not represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement.

     2.24  Inventory. All inventory of the Company and its Subsidiaries
           ---------
reflected on the balance sheet included in the Company Financials consisted, and all such inventory acquired since the Audited Financial Statement Date consists, of a quality and quantity usable or saleable in the ordinary course of business. All items included in the inventory of the Company and its Subsidiaries are the property of the Company or its Subsidiaries free and clear of any Lien and are not held by the Company or its Subsidiaries on consignment from others.

     2.25  Other Negotiations; Brokers; Third Party Expenses. Neither the
           -------------------------------------------------
Company nor, to the knowledge of the Company, any of its Affiliates (nor any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of the Company or any such Affiliate) (i) has entered into any Contract that conflicts with any of the transactions contemplated by this Agreement or
(ii) has entered into any Contract or had any discussions with any Person regarding any transaction involving the Company which could result in Parent's or the Company's being subject to any claim for liability to said Person as a result of entering into this Agreement or consummating the transactions contemplated hereby. Section 2.25 of the Disclosure Schedule sets forth the principal terms and conditions of any Contract with respect to, and a reasonable estimate of, all Third Party Expenses expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

     2.26  Warranty Obligations. Section 2.26 of the Disclosure Schedule sets
           --------------------
forth (a) a list of all forms of written warranties, guarantees and written warranty policies of the Company in respect of any of the Company's products and services, which are currently in effect (the "Warranty Obligations"), and the
                                              --------------------
duration of each such Warranty Obligation, (b) each of the Warranty Obligations which is subject to any dispute or, to the knowledge of the Company, threatened dispute and (c) the experience of the Company since its incorporation with respect to warranties, guarantees and warranty policies of or relating to the Company's products and services. True and correct copies of the Warranty Obligations have been delivered to Parent prior to the execution of this Agreement. There have not been any material deviations from the Warranty Obligations, and salespersons, employees and agents of the Company are not authorized to undertake obligations to any customer or other Person in excess of such Warranty Obligations. The balance sheet included in the Interim Financial Statements reflects adequate reserves for Warranty Obligations. All products manufactured, designed, licensed, leased, rented or sold by the Company (I) are and were free from material defects in construction and design and (II) satisfy any and all Contract or other specifications related thereto to the extent stated in writing in such Contracts or specifications, in each case, in all material respects, in each case other than as a result of software "bugs" that are remediable in the ordinary course without material cost to the Company.

     2.27  Foreign Corrupt Practices Act. Neither the Company, nor to the
           -----------------------------
knowledge of the Company, any agent, employee or other Person associated with or acting on behalf of the Company has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made any unlawful payment to any government official or employee or to any political party or campaign from corporate funds, violated any provision of the Corruption of Foreign Public Officers Act (Canada), or the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment.

     2.28  Financial Projections. The Company has made available to Parent
           ---------------------
certain financial projections on June 23, 2000 with respect to the Company's business which projections were prepared for internal use only. The Company makes no representation or warranty regarding the accuracy of such projections or as to whether such projections will be achieved, except that the Company represents and warrants that such projections were prepared in good faith and were based on assumptions believed by it to be reasonable at the time.

     2.29  Approvals.
           ---------

           (a) Section 2.30(a) of the Disclosure Schedule contains a list of all Approvals of Governmental or Regulatory Authorities relating to the business conducted by the Company which are required to be given to or obtained by the Company from any and all Governmental or Regulatory Authorities in connection with the consummation of the transactions contemplated by this Agreement.

           (b) Section 2.30(b) of the Disclosure Schedule contains a list of all non-Governmental or Regulatory Authority Approvals which are required to be given to or obtained by the Company or any of its Subsidiaries from any and all third parties in connection with the consummation of the transactions contemplated by this Agreement.

           (c) The Company has obtained all Approvals from Governmental or Regulatory Authorities necessary to conduct the business conducted by the Company in the manner as it is currently being conducted and since the date of incorporation of the Company, there has been no written notice received by the Company of any violation or non-compliance with any such Approvals. All Approvals from Governmental or Regulatory Authorities necessary to conduct the business conducted by the Company as it is currently being conducted are set forth in Section 2.30(c)(2) of the Disclosure Schedule.

     2.30  Leases in Effect. All real property leases and subleases as to which
           ----------------
the Company or any Subsidiary is a party and any amendments or modifications thereof, all of which are listed on Section 2.31 of the Disclosure Schedule (each a "Lease" and collectively, the "Leases"), are valid, in full force and
         -----                         ------
effect, enforceable, and there are no existing defaults on the part of the Company, and Company has not received nor given notice of default or claimed default with respect to any Lease, nor is there any event that with notice or lapse of time, or both, would constitute a default thereunder. No consent is required from any party under any Lease in connection with the completion of the transactions contemplated by this Agreement, and Company has not received notice that any party to any Lease intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder.

     2.31  Takeover Statutes. No Takeover Statute applicable to the Company is
           -----------------
applicable to the Acquisition or the transactions contemplated hereby other than the Securities Act (British Columbia) pursuant to which the Acquisition and the transactions contemplated hereby are exempt from the bid requirement of such Act.

     2.32  Information Circular. The information supplied by the Company for
           --------------------
inclusion in the information circular to be sent to the shareholders of the Company in connection with the Acquisition (such information circular as amended or supplemented is referred to herein as the "Information Circular") shall not,
                                              --------------------
on the date the Information Circular is first mailed to the Company's shareholders and at the Closing, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication to shareholders of the Company which has become false or misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by Parent or Acquisition Sub which is contained in any of the foregoing documents.

     2.33  Disclosure. No representation or warranty contained in this
           ----------
Agreement, and no statement contained in the Disclosure Schedule or in any certificate, list or other writing furnished to Parent pursuant to any provision of this Agreement (including the Company Financials and the notes thereto) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

                                   ARTICLE 3

           REPRESENTATIONS AND WARRANTIES OF SELLING SECURITYHOLDERS

           Each Principal represents and warrants to Parent, CDN2 and Acquisition Sub that the representations and warranties set forth in this
Article 3 are true and correct as of the date hereof. The representations and warranties of each Principal are made by and on behalf of that Principal alone, and are not made by or on behalf of any other Principal.

     3.1 Authority.
         ---------

           (a) Such Principal has all requisite power and authority to enter into this Agreement, to execute, deliver and perform its obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement is a legal, valid and binding obligation of such Principal, enforceable against such Principal in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

           (b) Subject to satisfaction of the conditions set forth in this Agreement, to the best of such Principal's knowledge, the execution and delivery of this Agreement does not and the performance and consummation of the transactions contemplated hereby will not, conflict with or result in any material violation of any material statute, law, rule, regulation, judgment, order, decree, or ordinance applicable to such Principal or any material agreement affecting such Principal or the Company Shares held by such Principal.

           (c) No consent, approval, order or authorization of, or registration, declaration of, or qualification or filing with, any Governmental or Regulatory Authority is required by or with respect to such Principal in connection with the execution, delivery and performance of this Agreement by such Principal or the consummation by such Principal of the transactions contemplated hereby, except for such consents, approvals, orders, authorizations, registrations, declarations, qualifications or filings as may be required under provincial, federal or state securities or blue sky laws in connection with the transactions set forth herein.

     3.2  Title to Securities. The Company Shares set forth opposite such
          -------------------
Principal's name in Section 2.3 of the Disclosure Schedule hereto are all of the Company Shares owned by such Principal. Good and marketable and unencumbered title to all of the Company Shares held by such Principal shall pass to Acquisition Sub upon consummation of the transactions set forth in this Agreement.

     3.3  Third-Party Consents. Except as contemplated by Section 3.1(c), no
          --------------------
consent or approval is needed from any third party in order to effect the sale or surrender of the Company Shares held by such Principal.

     3.4  Financial Condition. The Principals believe that the consideration to
          -------------------
be received by them at the Closing is fair consideration and reasonably equivalent to the value of the Company Shares which they are selling. Such Principal has not received notice, knowledge or reason for inquiry from Parent, CDN2 or Acquisition Sub (or to the best of such Principal's knowledge and belief, anyone else) of any information, fact, condition, event or matter contrary to such representations or otherwise inconsistent with Parent's, CDN2's and Acquisition Sub's good faith belief that Acquisition Sub is paying in the ordinary and normal course of business a fair and reasonable price for such Company Shares on a going concern basis. Without limiting the generality of the foregoing, such Principal acknowledges that Parent, CDN2 and Acquisition Sub did not unduly or unfairly take advantage of the Company's desire to sell the Company. The Principals do not have any knowledge that Parent, CDN2 or Acquisition Sub have not conducted themselves in good faith and consistent with commercially reasonable standards for buyer in regularly conducted and commercially reasonable sales. Each Principal acknowledges that he has had available to him all information which he considers material in connection with the transactions contemplated by this Agreement and has been afforded an opportunity to ask questions of and receive answers from Parent, Acquisition Sub and the Company regarding the transactions contemplated by this Agreement.

     3.5  Sophistication. Each Principal has a prior and current business and
          --------------
personal relationship with the Company, its officers and directors and has the benefit of the business and financial experience of his professional advisors who are unaffiliated with Parent, Acquisition Sub, CDN2 and the Company, and who are not compensated by the Parent, Acquisition Sub, CDN2 and the Company. Each Principal has the capacity to protect his own interests in connection with the sale of the Shares.

     3.6  Tax Consequences. Each Principal has reviewed with such Principal's
          ----------------
own tax and other advisors the federal, state, provincial and local tax consequences of the sale of his Company Shares to Acquisition Sub and the transactions contemplated by this Agreement. Each Principal is relying solely on such advisors and not on any statements or representations of Parent, Acquisition Sub, CDN2 and the Company or any of their agents. Each Principal understands that he (and not Parent, Acquisition Sub, CDN2 or the Company) shall be responsible for his own tax liability that may arise as a result of the transactions contemplated by this Agreement.

     3.7  Residency. Each Principal is a resident of Canada for income tax
          ---------
purposes pursuant to the Income Tax Act (Canada) and is not subject to Taxes imposed pursuant to the Internal Revenue Code of 1986, as amended.

                                   ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF PARENT,
                           ACQUISITION SUB AND CDN2

     Parent, CDN2 and Acquisition Sub hereby represent and warrant to the Company and the Principals, subject to such exceptions as disclosed with respect to specific sections of this Article 4 in the Parent Disclosure Schedule delivered herewith and dated as of the date hereof or are disclosed in another section of the Parent Disclosure Schedule if it is reasonably apparent on the face of the disclosure that it is applicable to another section of this Article 4, as follows:

     4.1  Organization, Standing and Power. Each of Parent and its subsidiaries
          --------------------------------
(including Acquisition Sub and CDN2) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Parent and its subsidiaries (including Acquisition Sub and CDN2) has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership, use, licensing or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so duly qualified, licensed or admitted and in good standing that could not reasonably be expected to have a material adverse effect on the Business or Condition of Parent. Neither Parent nor any of its subsidiaries (including Acquisition Sub and CDN2) is in violation of any of the provisions of its Certificate of Incorporation or Bylaws.

     4.2  Capital Structure of Parent, Acquisition Sub and CDN2. The authorized
          -----------------------------------------------------
capital stock of Parent consists of 50,000,000 shares of common stock ("Parent
                                                                        ------
Common Stock") and 5,000,000 shares of preferred stock, $.001 par value per
------------
share ("Parent Preferred Stock"), of which 16,596,180 shares of Parent Common
        ----------------------
Stock and no shares of Parent Preferred Stock were outstanding as of the close of business on July 5, 2000. All outstanding shares of Parent have been duly authorized, validly issued, fully paid and are nonassessable and free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. The shares of Parent Common Stock to be issued pursuant to the Acquisition, will be duly authorized, validly issued, fully paid, and non-assessable.

             (b) The authorized capital stock of Acquisition Sub consists of 100,000,000 shares of common stock, without par value per share (the "Acquisition Sub Common Shares") and 100,000,000 shares of preferred stock,
 -----------------------------
without par value per share (the "Exchangeable Shares"). As of July 7, 2000,
                                  -------------------
there were issued and outstanding 100 Acquisition Sub Common Shares and no Exchangeable Shares.

             (c) The authorized capital stock of CDN2 consists of 100,000,000 shares of common stock, without par value per share (the "CDN2 Common Shares").
                                                          ------------------
As of July 7, 2000, there were issued and outstanding 100 CDN2 Common Shares.

     4.3  Authority. Each of Parent, CDN2 and Acquisition Sub has full corporate
          ---------
power and authority to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby. No action on the part of the

Boards of Directors of any of Parent, CDN2 or Acquisition Sub is required to authorize the execution, delivery and performance of this Agreement and the consummation by Parent, CDN2 and Acquisition Sub of the transactions contemplated hereby other than such action by their respective Boards of Directors as shall cause this Agreement to not terminate as a result of Section 9.1(f). This Agreement has been duly and validly executed and delivered by Parent, CDN2 and Acquisition Sub and, assuming the due authorization, execution and delivery hereof by the Company and the Principals, constitutes a legal, valid and binding obligation of Parent, CDN2 and Acquisition Sub enforceable against Parent, CDN2 and Acquisition Sub in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws relating to the enforcement of creditors' rights generally and by general principles of equity.

     4.4  SEC Filings; Financial Statements of Parent.
          -------------------------------------------

               (a) Parent has timely filed all forms, reports, statements and documents required to be filed by it with the Securities and Exchange Commission (the "SEC") and the Nasdaq National Market (the "NNM") since the date of the
      ---                                        ---
last Report on Form 10-K prepared by Parent and filed with the SEC pursuant to the Securities Act (collectively together with any such forms, reports, statements and documents Parent may file subsequent to the date hereof until the Closing, the "Parent Reports"). Each Parent Report was prepared in accordance
              --------------
with the requirements of the Securities Act, the Exchange Act or the NNM, as the case may be, and did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No subsidiary of Parent is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, the NNM, any other stock exchange or any other comparable Governmental Entity.

               (b) Except as is provided in the Parent Reports, each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent Reports was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly, in all material respects, the consolidated financial position of Parent and the consolidated subsidiaries of Parent as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring immaterial year-end adjustments).

               (c) Except as and to the extent set forth or reserved against on the consolidated balance sheet of Parent and the subsidiaries of Parent as reported in the Parent Reports, including the notes thereto, none of Parent or any subsidiary of Parent has any Liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP, except for Liabilities or obligations (i) incurred in the ordinary course of business consistent with past practice since March 30, 2000 (ii) that would not be required to be reflected or reserved against in the balance sheet of Parent prepared in accordance with U.S. GAAP.

     4.5  Brokers. No broker, finder or investment banker is entitled to any
          -------
brokerage, finder's or other fee or commission in connection with the Acquisition based upon arrangements made by or on behalf of Parent.

                                   ARTICLE 5
                         CONDUCT PRIOR TO THE CLOSING

     5.1  Conduct of Business of the Company and its Subsidiaries. During the
          -------------------------------------------------------
period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Closing, the Company agrees (unless otherwise required by this Agreement or Parent has given its prior consent in writing) to carry on its business in the ordinary course consistent with past practice, to pay its Liabilities and Taxes consistent with the Company's past practices, to pay or perform other obligations when due consistent with the Company's past practices, subject to any good faith disputes over such Liabilities, Taxes and other obligations and, to the extent consistent with such business, to use reasonable efforts and institute all policies to preserve intact its present business organization, keep available the services of its present officers and key employees, preserve its relationships with customers, suppliers, distributors, licensors, licensees, independent contractors and other Persons having business dealings with it and to cause its Subsidiaries to do the same, all with the express purpose and intent of preserving unimpaired its goodwill and ongoing businesses at the Closing. Except as expressly contemplated by this Agreement, neither the Company nor any of its Subsidiaries shall, without the prior written consent of Parent, take, or agree in writing or otherwise to take:

               (a)  any of the actions described in Sections 2.8 (a) through
(jj) hereof;

               (b) any other action that would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent the Company from performing or cause the Company not to perform its agreements and covenants hereunder;

               (c) hire any new employees or engage any new consultants (other than co-op student employees who do not receive Company Options);

               (d) issue additional shares of its capital stock or grant any warrants, options or other rights to acquire shares of capital stock of the Company;

               (e) notwithstanding the action permitted by this Section 5.1 relating to actions described in Section 2.8(o), the Company shall not make any capital expenditures or commitments for additions to property, plant or equipment of the Company constituting capital assets individually in an amount exceeding $5,000 or in the aggregate in an amount exceeding $10,000;

     5.2  No Solicitation. Until the earlier of the Closing and the date of
          ---------------
termination of this Agreement pursuant to the provisions of Section 9.1 hereof, neither the Company nor the Principals will directly or indirectly, take any of the following actions with any Person other than Parent and its designees (and the Company will use its commercially reasonable efforts to prevent any of the Company's officers, directors, shareholders, attorneys, investment advisors, agents, representatives, Affiliates or Associates from taking any such actions):
(a) solicit, initiate, entertain or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with, any Person relating to any possible Business Combination with the Company or any of its Subsidiaries (whether such Subsidiaries are in existence on the date hereof or are hereafter organized), (b) provide information with respect to the Company to any Person, other than Parent, relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such Person with regard to, any possible Business Combination with the Company or any Subsidiary of the Company (whether such Subsidiaries are in existence on the date hereof or are hereafter organized), (c) enter into a Contract with any Person, other than Parent, providing for a Business Combination with the Company or any Subsidiary (whether such Subsidiaries are in existence on the date hereof or are hereafter organized), or (d) make or authorize any statement, recommendation or solicitation in support of any possible Business Combination with the Company or any Subsidiary (whether such Subsidiary is in existence on the date hereof or are hereafter organized) other than by Parent. The Company and the Principals shall immediately cease and cause to be terminated any such contacts or negotiations with any Person relating to any such transaction or Business Combination. In addition to the foregoing, if the Company or any Principal receives prior to the Closing or the termination of this Agreement any offer or proposal (formal or informal) relating to any of the above, the Company or such Principal shall immediately notify Parent thereof and provide Parent with the details thereof including the identity of the Person or Persons making such offer or proposal, and will keep Parent fully informed of the status and details of any such offer of proposal. Each of the Company, the Principals and Parent acknowledge that this Section 5.2 was a significant inducement for Parent to enter into this Agreement and the absence of such provision would have resulted in either (i) a material reduction in the consideration to be paid to the Company Shareholders or (ii) a failure to induce Parent to enter into this Agreement.

                                   ARTICLE 6
                             ADDITIONAL AGREEMENTS

     6.1  Information Circular
          --------------------

               (a) As soon as practicable after the execution of this Agreement, the Company shall prepare, with the cooperation of Parent, the Information Circular for the Company Shareholders describing the terms and conditions of the Acquisition, this Agreement, and the transactions contemplated hereby. The Information Circular shall constitute a disclosure document for the offer and issuance of the Exchangeable Shares and the Parent Common Stock to be received in connection with the Acquisition and Parent Common Stock issuable pursuant to Exchangeable Shares. Parent and the Company shall each use reasonable commercial efforts to cause the Information Circular to comply with applicable Canadian and United States federal and provincial and state securities laws requirements. Each of Parent and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Circular, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Circular. The Company and the Principals will promptly advise Parent, and Parent will promptly advise the Company, in writing if at any time prior to the Closing either the Company, the Principals or Parent shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Circular in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Information Circular shall contain the conclusion of the Board of Directors of the Company that the terms and conditions of the Acquisition are advisable and fair and reasonable to the Company Shareholders. Anything to the contrary contained herein notwithstanding, Company shall not include in the Information Circular any information with respect to Parent or its Affiliates or Associates, the form and content of which information shall not have been approved by Parent prior to such inclusion.

     6.2  Access to Information. Between the date of this Agreement and the
          ---------------------
earlier of the Closing or the termination of this Agreement, upon reasonable notice the Company shall (i) give Parent, CDN2 and Acquisition Sub and their respective officers, employees, accountants, counsel, financing sources and other agents and representatives full access to all buildings, offices, and other facilities of the Company and its Subsidiaries and to the extent permitted by law to all Books and Records of the Company and its Subsidiaries, whether located on the premises of the Company or at another location; (ii) permit Parent, CDN2 and Acquisition Sub to make such inspections as they may require;
(iii) cause its officers to furnish Parent, CDN2 and Acquisition Sub such financial, operating, technical and product data and other information with respect to the business and Assets and Properties of the Company and its Subsidiaries as Parent, CDN2 and Acquisition Sub from time to time may request to verify the representations and warranties provided herein and for integration planning purposes, including without limitation financial statements and schedules; (iv) allow Parent, CDN2 and Acquisition Sub the opportunity to interview non-clerical employees and other personnel and Affiliates of the Company with the Company's prior written consent, which consent shall not be unreasonably withheld or delayed; and (v) assist and cooperate with Parent, CDN2 and Acquisition Sub in the development of integration plans for implementation by Parent and the Company following the Closing; provided, however, that no investigation pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty made by the Company herein.

     6.3  Confidentiality. The parties acknowledge that Parent and Company have
          ---------------
previously executed a non-disclosure agreement dated November 17, 1999 (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms and will apply to all information exchanged between the parties to this Agreement.

     6.4  Expenses. Whether or not the Acquisition is consummated, all fees and
          --------
expenses incurred in connection with the Acquisition including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with
                --------------------
the negotiation and effectuation of the terms and conditions of the Acquisition, including this Agreement, and the transactions contemplated hereby, except expenses incurred pursuant to Section 6.9 hereof, shall be the obligation of the respective party incurring such fees and expenses; provided, that, if the Acquisition is consummated, Parent agrees to pay the Third Party Expenses incurred by the Company, provided however that the Company and the Company Shareholders agree that Parent will have full recourse to the Escrow Fund for payment of Third Party Expenses in excess of $50,000, whether such Third Party Expenses have been paid by the Company, accrued by the Company or have been incurred (and not accrued and paid) by the Company.

     6.5  Public Disclosure. Unless otherwise required by Law (including
          -----------------
Canadian and United States federal, provincial or state securities laws) or, as to Parent, by the rules and regulations of the NASD, prior to the Closing, no disclosure (whether or not in response to any inquiry) of the existence of any subject matter of, or the terms and conditions of, this Agreement shall be made by any party hereto unless approved by Parent and the Company prior to release. In the event any party is required by law or, as to Parent, by the rules and regulations of the NASD, prior to the Closing, to make such a disclosure, then such party shall use its reasonable efforts to consult with the other party as to the timing and content of such disclosure.

     6.6  Approvals. The Company shall use commercially reasonable efforts to
          ---------
obtain the Approvals from Governmental or Regulatory Authorities or under any of the Contracts or other agreements as may be required in connection with the Acquisition (all of such Approvals are set forth in the Disclosure Schedule) so as to preserve all rights of and benefits to the Company and its Subsidiaries thereunder and Parent shall provide the Company with such assistance and information as is reasonably required to obtain such Approvals.

     6.7  Notification of Certain Matters. The Company shall give prompt notice
          -------------------------------
to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company, the Principals, Parent, CDN2, or Acquisition Sub, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Closing Date and (ii) any failure of the Company, the Principals, Parent, CDN2 or Acquisition Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.7 shall not limit or otherwise affect any remedies available to the party receiving such notice.

     6.8  Additional Documents and Further Assurances. Each party hereto, at the
          -------------------------------------------
request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things (including, but not limited to, all action reasonably necessary to seek and obtain any and all consents and approvals of any Government or Regulatory Authority or Person; provided, however, that Parent shall not be obligated to consent to any divestitures or operational limitations or activities in connection therewith and no party shall be obligated to make a payment of money as a condition to obtaining any such condition or approval) as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     6.9  Company's Accountants. The Company will use commercially reasonable
          ---------------------
efforts to cause its management and its accountants to facilitate on a timely basis (i) the preparation of financial statements (including pro forma financial statements if required) as required by Parent to comply with applicable SEC regulations, (ii) the review of any Company audit or review work papers for up to the past three (3) complete fiscal years, including the examination of selected interim financial statements and data and (iii) the delivery of such representations from the Company's independent accountants as may be reasonably requested by Parent or its accountants.

     6.10  Securities Requirements. Parent and the Company covenant to promptly
           -----------------------
apply for, and obtain prior to closing, and in any event within sixty (60) days of the date of this Agreement, all necessary consents, receipts, approvals, or orders from the applicable Canadian and United States securities regulatory authorities to ensure that each of the transactions contemplated in this Agreement, the Escrow Agreement, the Employee Escrow Agreement, the Stock Purchase Agreements, and the Parent Support Agreement may be completed in accordance with the applicable securities laws, regulations, policies and rules of such Canadian provinces and United States jurisdictions where compliance with such laws, regulations, policies and rules is required in connection with the transactions.

     6.11  Conveyance Taxes. Parent and the Company shall cooperate in the
           ----------------
preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Closing.

     6.12  Escrow Agreement. At or before the Closing, Parent, the Depositary
           ----------------
Agent and the Shareholders' Agent will execute an Escrow Agreement substantially in the form set out on Exhibit 9 hereto.

     6.13  Stock Purchase Agreements. The Company and the Principals shall use
           -------------------------
their best efforts to deliver or cause to be delivered to Parent on or prior to the Closing from each Holder, an executed Stock Purchase Agreement in the form set out on Exhibit 1 hereto whereby each Holder shall sell all of his or her Company Shares to Acquisition Sub for the consideration described in Section 1.1 hereof.

     6.14 Employee Escrow Agreement. The Company and the Principals shall use their best efforts to deliver or cause to be delivered to Parent on or prior to Closing from each Employee Shareholder, an executed employee escrow agreement (an "Employee Escrow Agreement") in the form set out on Exhibit 1 8 hereto
     -------------------------
pursuant to which each such Employee Shareholder shall have deposited (i) one hundred percent (100%) of his Parent Common Stock and Exchangeable Shares issued by Parent or Acquisition Sub to him in exchange for his Company Shares (the "Employee Escrow Shares") and (ii) fifty percent of the Cash Consideration paid
 ----------------------
by Parent or Acquisition Sub to him in exchange for his Company Shares (the "Employee Escrow Cash"), in escrow with a third-party escrow agent (the
 --------------------
"Employee Escrow Agent"), which shares and cash shall be subject to the terms
 ---------------------
and conditions of the Employee Escrow Agreement.

     6.15  Best Efforts. Each party hereto will use its best efforts to perform
           ------------
and fulfill all obligations to be performed and fulfilled under this Agreement, and to cause all conditions precedent to the consummation of the transactions to be timely satisfied, to the end that the transactions contemplated by this Agreement shall be effected substantially in accordance with its terms.

     6.16  No Transfer. Each Principal agrees not to sell, offer for sale,
           -----------
assign, transfer or otherwise encumber any of his Company Shares to any third party other than Parent, Acquisition Sub or CDN2. Each Principal also waives any rights of first offer or refusal or similar rights that it has with respect to the transfer of any Company security by any Company Shareholder to Parent, Acquisition Sub and CDN2.

     6.17  Breach of Representations, Warranties, Agreements and Covenants.
           ---------------------------------------------------------------
Each party hereto shall not take, or fail to take, any action which from the date hereof through the Closing would cause or constitute a material breach of any of its representations, warranties, agreements and covenants set forth in this Agreement. In the event of, and promptly after becoming aware of, the actual, pending or threatened occurrence of any event which would cause or constitute such a breach or inaccuracy, such offending party shall give detailed notice thereof to the other parties hereto and shall use its best efforts to prevent or promptly remedy such breach or inaccuracy.

     6.18  Legal Conditions to the Sale of Securities. The Principals shall
           ------------------------------------------
take, and shall cause to be taken, all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on the Principals with respect to the consummation of the transactions set forth herein and will promptly cooperate with and furnish information to the Company and Parent in connection with any such requirements imposed upon Parent or the Company in connection with the consummation of the transactions set forth herein.

     6.19  Section 85(1) Elections. Acquisition Sub and the Company Shareholders
           -----------------------
will elect pursuant to subsection 85(1) of the Income Tax Act (Canada) in the prescribed form with respect to the transfer of the Company Shares. The elected amount shall be such amount as stipulated by the Company Shareholders within the limitations set forth in subsection 85(1) of the Income Tax Act (Canada).

     6.20  Shareholders' Agreement. CDN2, Acquisition Sub and each Company
           -----------------------
Shareholder will enter into a Shareholders' Agreement in the form of Exhibit 5 hereof (the "Shareholders' Agreement").
             -----------------------

                                   ARTICLE 7
                         CONDITIONS TO THE ACQUISITION

     7.1   Conditions to Obligations of Each Party to Effect the Acquisition.
           -----------------------------------------------------------------
The respective obligations of each party to this Agreement to effect the Acquisition shall be subject to the satisfaction at or prior to the Closing of the following conditions, any of which may be waived, in writing, by agreement of the parties hereto:

               (a)  Governmental and Regulatory Approvals.  Approvals from any
                    -------------------------------------
Governmental or Regulatory Authority (if any) deemed appropriate or necessary by any party to this Agreement, shall have been timely obtained.

               (b)  No Injunctions or Regulatory Restraints; Illegality.  No
                    ---------------------------------------------------
temporary restraining order, preliminary or permanent injunction or other Order issued by any court of competent jurisdiction or Governmental or Regulatory Authority or other legal or regulatory restraint or prohibition preventing the consummation of the Acquisition shall be in effect; nor shall there be any action taken, or any Law or Order enacted, entered, enforced or deemed applicable to the Acquisition or the other transactions contemplated by the terms of the Agreement that would prohibit the consummation of the Acquisition or which would permit consummation of the Acquisition only if certain divestitures were made or if Parent were to agree to limitations on its business activities or operations.

     7.2  Additional Conditions to Obligations of the Company and the Principals
          ----------------------------------------------------------------------
The obligations of the Company and the Principals to effect the Acquisition shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Company and the Principals:

               (a)  Representations and Warranties.  Each of the representations
                    ------------------------------
and warranties made by Parent, CDN2 and Acquisition Sub in this Agreement shall be true and correct when made and on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall also have been true and correct on and as of such earlier date.

               (b)  Performance.  Parent, CDN2 and Acquisition Sub shall have
                    -----------
performed and complied with each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Parent, CDN2 and Acquisition Sub at or before the Closing Date.

               (c)  Officers' Certificates.  Parent, CDN2 and Acquisition Sub
                    ----------------------
shall have delivered to the Company certificates, dated the Closing Date and executed by their respective President and Chief Executive Officers, substantially in the forms set forth in Exhibit 10 hereto, and certificates, dated the Closing Date and executed by the Secretary of Parent, CDN2 and Acquisition Sub substantially in the forms set forth in Exhibit 11 hereto.

               (d)  Legal Opinion.  The Company and its shareholders
                    -------------
immediately prior to the Closing Date shall have received a legal opinion from RBS Lawyers and Brobeck, Phleger & Harrison LLP, counsel to Parent, as to the matters set forth on Exhibit 12 and Exhibit 13 hereto, respectively.

               (e)  Consideration.  The consideration to be paid to the Company
                    -------------
Shareholders pursuant to Seciton 1.1(a) hereof shall have been delivered to the parties (or their agent) entitled to receive such consideration as set forth in
Section 1.1 hereof.

               (f)  Parent Support Agreement.  Parent, CDN2 and Acquisition
                    ------------------------
Sub shall have executed and delivered the Parent Support Agreement.

               (g)  Shareholder Agreement. Parent, CDN2 and Acquisition Sub
                    ---------------------
shall have executed the Shareholders' Agreement.

     7.3  Additional Conditions to the Obligations of Parent, CDN2 and
          ------------------------------------------------------------
Acquisition Sub. The obligations of Parent, CDN2 and Acquisition Sub to effect
---------------
the Acquisition shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

               (a)  Stock Purchase Agreements; Stock Certificates.
                    ---------------------------------------------

               (i) Parent shall have received from Company Shareholders who hold, in the aggregate, no less than 90% of the Company Shares issued and outstanding immediately prior to the Closing, an executed Stock Purchase Agreement in the form set out on Exhibit 1 hereto whereby each such Company Shareholder agrees to sell all of his Company Shares to Acquisition Sub for the consideration described in Section 1.1 hereof.

               (ii) Parent shall have received all written certificates and other documents evidencing the Company Shares duly endorsed for transfer to Acquisition Sub or accompanied by executed Assignments separate from certificates in favor of Acquisition Sub.

          (b)  Representations and Warranties.  Each of the representations and
               ------------------------------
warranties made by the Company and the Principals in this Agreement shall be true and correct when made and on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date; provided, however, that any representation or warranty made as of a specified date earlier than the Closing Date shall also have been true and correct on and as of such earlier date.

          (c)  Performance.  The Company and the Principals shall have
               -----------
performed and complied with each agreement, covenant and obligation required by this Agreement to be so performed or complied with by the Company on or before the Closing Date.

          (d)  Officers' Certificates.  The Company shall have delivered to
               ----------------------
Parent a certificate, dated the Closing Date and executed by its President and Chief Executive Officer of the Company, substantially in the form set forth in
Exhibit 14 hereto, and a certificate, dated the Closing Date and executed by the Secretary of the Company, substantially in the form set forth in Exhibit 15 hereto.

          (e)  Third Party Consents.  Parent shall have been furnished with
               --------------------
evidence satisfactory to it that the Company has obtained the consents, approvals and waivers listed in Section 2.5 of the Disclosure Schedule.

          (f)  Legal Opinion.  Parent shall have received a legal opinion from
               -------------
Owen Bird, legal counsel to the Company, as to the matters set forth on Exhibit 16 hereto.

          (g)  Non-Competition Agreements.  Each of the persons listed on
               --------------------------
Schedule 7.3(g) shall have executed and delivered to Parent an employment and non-competition agreement substantially in the form attached hereto as Exhibit 17 (a "Non-Competition and Employment Agreement"), and all of such Non-
       ----------------------------------------
Competition and Employment Agreements shall be in full force and effect.

          (h)  No Material Adverse Change.  There shall have occurred no
               --------------------------
material adverse change in the Business or Condition of the Company since the date hereof.

          (i)  Legal Proceedings.  No Governmental or Regulatory Authority
               -----------------
shall have notified either party to this Agreement that it intends to commence proceedings to restrain or prohibit the transactions contemplated hereby or force rescission, unless such Governmental or Regulatory Authority shall have withdrawn such notice and abandoned any such proceedings prior to the time which otherwise would have been the Closing Date.

          (j)  Employees.  The following employees shall be employed by the
               ---------
Company, Parent or one of its Subsidiaries at the Closing (and shall have not given any notice or other indication that they will not continue to be willing to be employed by Parent or one of its Subsidiaries following the Acquisition):

               Camirand, Eric
               Jankovic, Ivan
               Rodger, Michael
               Williams, Theodre
               Durdevic, Petar
               Adam, Michael
               Kolodziejczak, Adam
               Cheng, Xin (Catherine)
               Lau, Yu Leung (Paul)
               Long, Brennan
               Renero, Magail

At least ninety percent (90%) of the engineering and R&D employees of the Company (excluding co-op student employees) employed by the Company as of the date of this Agreement shall be employed by the Company, Parent or one of its subsidiaries at the Closing (and shall have not given any notice or other indication that they will not continue to be willing to be employed by Parent or one of its Subsidiaries following the Acquisition). Any engineering and R&D employee whose employment terminates as a result of death or permanent disability or whose employment is terminated by the Company for cause with the prior written approval of Parent will be excluded from the numerator and denominator in compiling the foregoing percentage. Each employee of the Company to be employed by Parent or one of its Subsidiaries following the Closing shall have executed Parent's standard form Proprietary Rights and Inventions Assignment Agreement.

          (k)  Amendment of Stock Plan.  If required by Parent in writing prior
               -----------------------
to Closing, the Company shall have amended the Company Stock Plan to provide that the number of shares reserved and allocated under the Company Stock Plan shall equal the number of Company Shares subject to Company Options outstanding as of the Closing Date plus the number of Company Shares issued pursuant to the exercise of Company Options prior to the date hereof.

          (l)  Escrow Agreement.  The Shareholders' Agent and the Depositary
               ----------------
Agent shall have executed an escrow agreement substantially in the form set out on Exhibit 9 hereto.

          (m)  Employee Escrow Agreements.  Each Employee Shareholder shall have
               --------------------------
executed an Employee Escrow Agreement substantially in the form set out on
Exhibit 18 hereto.

          (n)  Proceedings and Documents.  All corporate and other proceedings
               -------------------------
in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be in form and substance reasonably satisfactory to Parent and its counsel, and Parent shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

               (o)  Directors and Officers.  The directors and officers of the
                    ----------------------
Company in office immediately prior to the Closing shall have resigned as directors and officers, as applicable, of the Company immediately effective as of the Closing.

               (p)  Equity Equivalents.  There shall be no unexpired and
                    ------------------
unexercised Company Options or Equity Equivalents of the Company outstanding as of the Closing.

               (q)  Shareholder Agreement.  Each Company Shareholder who
                    ---------------------
receives Exchangeable Shares pursuant to the Acquisition shall have executed the Shareholders' Agreement.

                                   ARTICLE 8
            SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND
                      AGREEMENTS; INDEMNIFICATION; ESCROW

     8.1  Survival of Representations, Warranties, Covenants and Agreements.
          -----------------------------------------------------------------
Notwithstanding any right of Parent, CDN2, Acquisition Sub, or the Company (whether or not exercised) to investigate the affairs of Parent, CDN2, Acquisition Sub, or the Company (whether pursuant to Section 6.2 or otherwise) or a waiver by Parent or the Company of any condition to Closing set forth in
Article 7, each party shall have the right to rely fully upon the representations, warranties, covenants and agreements of the other party contained in this Agreement or in any instrument delivered pursuant to this Agreement with respect to matters within the knowledge of that other party. The representations and warranties set forth in Articles 2 and 4 will survive until the first anniversary of the Closing Date other than the representations and warranties in (i) Sections 2.3, 2.15, 2.16, 2.21 and the representations and warranties in Article 3 (other than Section 3.2), which shall survive until the third anniversary of the Closing Date and (ii) the representations and warranties contained in Sections 2.11 and 3.2 shall survive until the expiration of the statute of limitations applicable to claims with respect to the matters covered thereby. The liability of each party hereunder shall not be limited under circumstances involving direct personal participation in fraud or willful misconduct by such party.

     8.2  Escrow Fund. As soon as practicable after the Closing, a combination
          -----------
of 177,250 shares of Parent Common Stock and Exchangeable Shares representing 21.4848% of the Aggregate Stock Consideration (the "Escrow Shares") shall be
                                                    -------------
registered in the name of, and be deposited with, the Depositary Agent, such deposit (together with interest and other income thereon) to constitute the Escrow Fund and to be governed by the terms set forth in the Escrow Agreement substantially in the form attached hereto as Exhibit 9.

     8.3  Indemnification
          ---------------

               (a)  Subject-Matter of Indemnification
                    ---------------------------------

                    (i) The Company Shareholders will jointly and severally indemnify and hold harmless Parent, CDN2 and Acquisition Sub and their officers, directors, agents and employees, and each person, if any, who controls or may control Parent within the meaning of the Securities Act (hereinafter referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against
 ------------------                       -------------------
 any and all Losses arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by the Company or any Company Shareholder in this Agreement, the Disclosure Schedule, or any certificate, instrument or document delivered by the Company or any Company Shareholder pursuant to this Agreement or a Stock Purchase Agreement, such indemnification obligation to exist regardless of whether any Company Shareholder providing indemnification under this Section 8.3 has knowledge of the misrepresentation, breach or default that resulted in Losses giving rise to such indemnification obligation; provided, however, that no Company Shareholder shall be liable for indemnification under this Section 8.3 for fraud or misrepresentation committed by any other Company Shareholder in making representations or warranties pursuant to Section 3.1 or
Section 3.2 hereof or Section 4(a) or 4(b) of a Stock Purchase Agreement.

          (ii) The Company Shareholders will jointly and severally indemnify and hold harmless the Indemnified Persons and the Company for fifty percent (50%) of all Losses arising as a result of any claim made pursuant to that certain letter agreement between the Company and Corum Group Ltd. dated October 25, 1999. For the purposes of this Article 8, any indemnification obligation arising pursuant to this Section 8.3(a)(ii) payable to the Company on or after the Closing shall be deemed to be an indemnification obligation owed to Parent.

          (iii) The Escrow Fund shall be security for the indemnity obligations provided in this Section 8.3, subject to the limitations in this Agreement; provided, however, that no more than an aggregate of 123,750 Escrow Shares (subject to stock splits, stock dividends and the like resulting in additional shares being placed in the Escrow Fund) will be delivered to an Indemnified Person out of the Escrow Fund in satisfaction of claims made pursuant to Section 8.3(a)(i) and no more than 53,500 Escrow Shares (subject to stock splits, stock dividends and the like in affecting such 53,500 Escrow Shares resulting in additional shares being placed in the Escrow Fund) will be delivered to an Indemnified Person out of the Escrow Fund in satisfaction of claims made pursuant to Section 8.3(a)(ii). Notwithstanding the foregoing, the indemnification provided by the Company Shareholders to the Indemnified Persons pursuant to Section 8.3 shall not be limited to the Escrow Fund. The parties hereto acknowledge that the Losses indemnifiable pursuant to this Article 8, if any, would relate to unresolved contingencies existing at the Closing, which if resolved at the Closing would have led to a reduction in the cash and the total number of shares Parent, Acquisition Sub and CDN2 would have agreed to issue in connection with the Acquisition. The indemnification obligation provided pursuant to Section 8.3(a)(i) hereof shall terminate on the first anniversary of the Closing Date and the indemnification obligation provided pursuant to Section 8.3(a)(ii) hereof shall terminate upon expiration of the Escrow Period (as defined below).

          (b) Notwithstanding any other provision of this Agreement, the liability of each Company Shareholder to the Indemnified Parties pursuant to the provisions of this Article 8 shall be limited to the value of such Company Shareholder's portion of the Aggregate Cash Consideration and the Aggregate Stock Consideration; provided, however, that for the purposes of this section 8.3(b), the value of such Company Shareholder's portion of the Aggregate Stock Consideration shall be measured by multiplying the number of Exchangeable Shares and shares of Parent Common Stock received by such Company Shareholder in consideration for his Company Shares in connection with the Acquisition by the closing sales price of Parent Common Stock as traded on the NNM and reported by The Wall Street Journal on the day that such Company Shareholder is notified by an Indemnified Party of a claim for indemnification pursuant to this Article 8; provided, further, however, that the liability of each Company Shareholder shall not be limited under circumstances involving direct personal participation in fraud or willful misconduct by such Company Shareholder.

     8.4  Escrow Period. Subject to the following requirements and any
          -------------
distributions of Escrow Shares as contemplated by the Escrow Agreement, the Escrow Fund shall be in existence as soon as practicable following the Closing and shall terminate at 5:00 p.m., Pacific Time, on the sixth anniversary of the Closing Date or such earlier date as determined pursuant to the terms of the Escrow Agreement (the "Escrow Termination Date"; the period of time from the
                       -----------------------
Closing Date to the Escrow Termination Date is referred to herein as the "Escrow
                                                                          ------
Period"); provided, however, that a portion of the Escrow Fund, which in the
------
reasonable judgment of Parent, is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Depositary Agent prior to the termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been resolved.

     8.5  Claims Upon Escrow Fund.
          -----------------------

               (a)  Claims.  Except as set forth in Section 8.5(c), upon
                    ------
receipt by the Depositary Agent on or before the last day of the Escrow Period of a certificate signed by any officer of Parent (an "Officer's Certificate")
                                                      ---------------------
specifying in reasonable detail the individual items of indemnifiable Losses included in the amount so stated, the date each such item was paid, or properly accrued or arose, and the basis for indemnification, the Depositary Agent shall deliver to Parent out of the Escrow Fund, as promptly as practicable, Parent Common Stock and Exchangeable Shares or other assets held in the Escrow Fund having a value equal to such indemnifiable Losses; provided, however, that any Officer's Certificate for indemnification pursuant to Section 8.3(a)(i) hereof must be delivered to the Depositary Agent on or before the first anniversary of the Closing Date and any Officer's Certificate for indemnification pursuant to
Section 8.3(a)(ii) hereof must be delivered to the Depositary Agent on or before Escrow Termination Date.

               (b)  Objections to Claims.  At the time of delivery of any
                    --------------------
Officer's Certificate to the Depositary Agent, a duplicate copy of such certificate shall be delivered to the Shareholders' Agent and for a period of thirty (30) days after such delivery, the Depositary Agent shall make no delivery to Parent of any Escrow Shares unless the Depositary Agent shall have received written authorization from the Shareholders' Agent to make such delivery. After the expiration of such thirty (30) day period, the Depositary Agent shall make delivery of Exchangeable Shares and shares of Parent Common Stock from the Escrow Fund, provided that no such payment or delivery may be made if the Shareholders' Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Depositary Agent prior to the expiration of such thirty (30) day period.

          (c)  Resolution of Conflicts; Arbitration.  In case the Shareholders'
               ------------------------------------
Agent shall object in writing to any claim or claims made in any Officer's Certificate, the Shareholders' Agent and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholders' Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Depositary Agent. The Depositary Agent shall be entitled to rely on any such memorandum and distribute Exchangeable Shares and shares of Parent Common Stock from the Escrow Fund in accordance with the terms thereof. If no such agreement can be reached after good faith negotiation, either Parent or the Shareholders' Agent may demand arbitration of the dispute unless the amount of the damage or loss is at issue in a pending Action or Proceeding involving a Third Party Claim, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either event the matter shall be settled by arbitration conducted by three (3) arbitrators, one (1) selected by Parent and one (1) selected by the Shareholders' Agent, and one (1) selected by the two (2) arbitrators selected by Parent and the Shareholders' Agent shall select a third arbitrator. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery of information relating to any dispute while allowing the parties an opportunity, adequate as determined in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel, limit or allow discovery as they shall deem appropriate given the nature and extent of the disputed claim. The arbitrators shall also have the authority to impose sanctions, including attorneys' fees and other costs incurred by the parties, to the same extent as a court of law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to by a party without substantial justification. The decision of a majority of the three (3) arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in this Article 8, the
                                                        ---------
Depositary Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions regarding the dispute which shall set forth the award, judgment, decree or order awarded by the arbitrators. Judgment upon any award rendered by the arbitrators may be entered in any court having competent jurisdiction. Any such arbitration shall be held in the city of Chicago, Illinois under the commercial rules of arbitration then in effect of the American Arbitration Association. For purposes of this Section 8.5, in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Parent shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award Parent an amount less than or equal to the amount of any Losses not disputed by the Shareholders' Agent; otherwise, the Company Shareholders shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration and the expenses relating thereto, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

     8.6  Shareholders' Agent.
          -------------------

               (a)  Appointment, Authority.  The Company Shareholders shall
                    ----------------------
constitute and appoint an agent (the "Shareholders' Agent") for and on behalf of
                                      -------------------
all Company Shareholders to give and receive notices and communications, to authorize delivery to Indemnified Parties of the shares of Parent Common Stock, Exchangeable Shares, cash or other property from the Escrow Fund in satisfaction of claims by such Indemnified Parties, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholders' Agent for the accomplishment of the foregoing. Such agency may be changed by the beneficial holders of a majority in interest of the Escrow Fund from time to time upon not less than ten (10) days' prior written notice to Parent. Notices or communications to or from the Shareholders' Agent shall constitute notice to or from each of the Company Shareholders.

               (b)  Valuation of Escrow Shares.  For the purpose of compensating
                    --------------------------
an Indemnified Party for its Losses pursuant to this Agreement, the Parent Common Stock and the Exchangeable Shares in the Escrow Fund shall be valued at the Average Closing Price.

               (c)  Liability.  The Shareholders' Agent shall not be liable for
                    ---------
any act done or omitted hereunder as Shareholders' Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Company Shareholders shall severally indemnify the Shareholders' Agent and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Shareholders' Agent and arising out of or in connection with the acceptance or administration of his duties hereunder.

               (d)  Access to Information.  The Shareholders' Agent shall have
                    ---------------------
reasonable access to information about the Company and the reasonable assistance of officers and employees of the Company for purposes of performing its duties and exercising its rights hereunder, provided that the Shareholders' Agent shall treat confidentially and not disclose any nonpublic information from or about the Company to anyone (except as on a need to know basis to individuals who agree to treat such information confidentially).

     8.7  Actions of the Shareholders' Agent.  A decision, act, consent or
          ----------------------------------
instruction of the Shareholders' Agent shall constitute a decision of all Company Shareholders for whom Escrow Shares otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each such Company Shareholder, and the Depositary Agent and Parent may rely upon any decision, act, consent or instruction of the Shareholders' Agent as being the decision, act, consent or instruction of each and every such Company Shareholder. The Depositary Agent and Parent are hereby relieved from any liability to any person or entity for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholders' Agent.

     8.8  Third-Party Claims.
          ------------------

            (a)  Notice.  In the event Parent becomes aware of a third-party
                 ------
claim which Parent believes may result in a demand against the Escrow Fund (a "Third Party
    -----------

Claim"), Parent shall promptly notify the Shareholders' Agent of such claim;
-----
provided, however, that no delay in notifying the Shareholders' Agent shall affect the rights of any Indemnified Person to indemnification hereunder unless (and then solely to the extent that) the interests of Company Shareholders in the Escrow Fund are prejudiced or damaged thereby. By written notice to Parent within twenty (20) days after delivery of notice of such a claim, the Shareholders' Agent (on behalf of the Company Shareholders for whom the Escrow Amount is deposited in the Escrow Fund) shall be entitled, at its expense, to participate in any defense of such claim by Parent, which (subject to the provisions of Section 8.8(b) with respect to certain third-party claims) shall
              --------------
direct the defense and settlement of such claims. Parent shall have the right in its sole discretion to settle any such claim; provided, however, that Parent may not effect the settlement of any such claim without the consent of the Shareholders' Agent, which consent shall not be unreasonably withheld. In the event that the Shareholders' Agent has consented to any such settlement, the Shareholders' Agent shall have no power or authority to object under Section 8.6
                                                                     -----------
or any other provision of this Article 8 to the amount of any claim by Parent
                               ---------
against the Escrow Fund for indemnity with respect to such settlement.


          (b)   Assumption of Defense.  Except in the case of claims for
                ---------------------
equitable relief and claims for money damages which may exceed the amounts then remaining and available in the Escrow Fund for indemnification under this
Article 8 (for which claims Parent shall provide reasonable notice and details
---------
with respect thereto to the Shareholders' Agent), the Shareholders' Agent shall be entitled to assume the defense of such claim, by written notice to Parent within twenty (20) days after delivery of notice of a third-party claim pursuant to Section 8.8(a). If the Shareholders' Agent assumes the defense of such a
   --------------
claim, (i) the Shareholders' Agent shall defend the Indemnified Person against the matter with counsel reasonably satisfactory to the Indemnified Person; (ii) the Indemnified Person may retain separate co-counsel at its sole cost and expense (except that the Shareholders' Agent shall be responsible for the fees and expenses of the separate co-counsel to the extent that the counsel the Shareholders' Agent has selected has a conflict of interest); (iii) the Indemnified Person will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the written consent of the Shareholders' Agent (not to be withheld unreasonably); and (iv) the Shareholders' Agent will not consent to the entry of any judgment with respect to the matter, or enter into any settlement which does not include a provision whereby the plaintiff or claimant in the matter releases Parent, Acquisition Sub, CDN2 and the Indemnified Person (and the Company, if applicable) from all liability with respect thereto, without the written consent of Parent and the Indemnified Person. In the event the Shareholders' Agent does not timely assume the defense of such third-party claim as provided herein, then Parent and the Indemnified Person may defend against, or enter into any settlement with respect to, the matter in any manner they reasonably may deem appropriate. At any time after commencement of any such action, the Shareholders' Agent may request an Indemnified Person to accept a bona fide offer from the other parties to the action for a monetary settlement payable solely by Company Shareholders (which does not burden or restrict the Parent or Indemnified Person nor otherwise prejudice the Parent or the Indemnified Person) whereupon such settlement shall be accepted unless Parent or the Indemnified Person determines that the dispute should be continued. In the event such settlement is rejected by Parent or the Indemnified Person, Company Shareholders shall be liable for indemnity hereunder only to the extent of the lesser of (i) the amount of the settlement offer or
(ii) the amount for which Parent or the

Indemnified Person is liable with respect to such action and, if the settlement offer represents the lesser amount of liability for Parent or the Indemnified Person (but does not burden or restrict Parent or the Indemnified Person nor otherwise prejudice Parent or the Indemnified Person), the Shareholders' Agent shall be entitled to reimbursement of all costs and legal fees incurred in connection with the applicable matter after the date of rejection of such settlement by Parent or the Indemnified Person. The party controlling the defense of any Third Party Claim shall deliver, or cause to be delivered, to the other party copies of all correspondence, pleadings, motions, briefs, appeals or other written statements relating to or submitted in connection with the defense of the Third Party Claim, and timely notices of, and the right to participate in (as an observer) any hearing or other court proceeding relating to the Third Party Claim.

                                   ARTICLE 9
                       TERMINATION, AMENDMENT AND WAIVER

     9.1  Termination.  Except as provided in Section 9.2 below, this Agreement
          -----------
may be terminated and the Acquisition abandoned at any time prior to the
Closing:

              (a) by mutual agreement of the Company, Parent, CDN2 and Acquisition Sub;

              (b) by Parent or the Company (or with respect to the obligations of any particular Company Shareholder, such Company Shareholder) if: (i) the Closing has not occurred before 5:00 p.m. (Pacific Time) on the date which is thirty (30) days after the date of this Agreement or on such later date as the parties hereto may mutually agree (provided, however, that the right to terminate this Agreement under this clause 9.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Closing to occur on or before such date); (ii) there shall be a final nonappealable order of a Canadian or United States federal or provincial or state court in effect preventing consummation of the Acquisition; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Acquisition by any Governmental or Regulatory Authority that would make consummation of the Acquisition illegal;

               (c) by Parent if there shall be any action taken, or any Law or Order enacted, promulgated or issued or deemed applicable to the Acquisition, by any Governmental or Regulatory Authority, which would: (i) prohibit Parent's or the Acquisition Sub's ownership or operation of all or any portion of the business of the Company or (ii) compel Parent or Acquisition Sub to dispose of or hold separate all or a substantial portion of the Assets and Properties of the Company as a result of the Acquisition;

               (d) by Parent if there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement or a Stock Purchase Agreement on the part of the Company or the Company Shareholders and (i) the Company or the Company Shareholders, as the case may be, have not cured such breach within fifteen (15) days following receipt by the Company or Company Shareholders, as the case may be, of written notice of such breach or is not using its reasonable efforts to cure such breach after written notice of such breach to the Company or Company Shareholders, as the case may be, (provided, however, that, no cure period shall be required for a breach which by its nature cannot be cured) and (ii) as a result of such breach the conditions set forth in Section 7.3(d) or 7.3(e), as the case may be, would not then be satisfied;

           (e) by the Company if there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent, CDN2 or Acquisition Sub and (i) Parent has not cured such breach within fifteen (15) days following receipt by the Company of written notice of such breach or is not using its reasonable efforts to cure such breach after written notice of such breach to Parent (provided, however, that no cure period shall be required for a breach which by its nature cannot be cured), and
(ii) as a result of such breach the conditions set forth in Section 7.2(a) or 7.2(b), as the case may be, would not then be satisfied; or

           (f) by Parent, if, at or prior to 11:59 P.M. (California time) on the date which is 30 days after the date of this Agreement, the Board of Directors of each of Parent, CDN2 and Acquisition Sub has not approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

     9.2   Effect of Termination.  In the event of a valid termination of this
           ---------------------
Agreement as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, CDN2, Acquisition Sub, the Principals, the Holders or the Company, or their respective officers, directors or shareholders or Affiliates or Associates; provided, however, that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of Sections 6.3, 6.4, 9.2, 10.6, 10.9, 10.10 and 10.11 of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

     9.3   Amendment.  This Agreement may be amended by the parties hereto at
           ---------
any time before the Closing by execution of an instrument in writing signed on behalf of each of the parties hereto and after the Closing by execution of an instrument in writing signed on behalf of Parent and the Shareholder Agent.

     9.4   Extension; Waiver.  At any time prior to the Closing, Parent, CDN2,
           -----------------
Acquisition Sub, the Principals and the Company may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements, covenants or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE 10
                           MISCELLANEOUS PROVISIONS

     10.1  Notices.  All notices, requests and other communications hereunder
           -------
must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission against facsimile confirmation or mailed by prepaid first class certified mail, return receipt requested, or mailed by overnight courier prepaid, to the parties at the following addresses or facsimile numbers:


          If to Parent, CDN2 or Acquisition Sub to:

          RAVISENT Technologies Inc.
          1 Great Valley Parkway
          Malvern, PA  19355-1308
          Telephone No.:  (610) 251-9999
          Facsimile No.:  (610) 695-2592
          Attn: President and Chief Executive Officer and
          Attn: General Counsel

          with a copy to:

          Brobeck, Phleger & Harrison LLP
          Two Embarcadero Place
          2200 Geng Road
          Palo Alto, California  94303
          Facsimile No.:  (650) 496-2715
          Attn:  David Makarechian, Esq.

          If to the Company or the Principals to:

          Suit 304, 134 Abbott St.
          Vancouver,  B.C.  V6B 2K4
          Facsimile No.:  (604) 685-7998
          Attn: President and Chief Executive Officer

          with a copy to:

          Owen Bird
          595 Burrard Street, Suite 2900
          Vancouver, British Columbia  V7X 1J5
          Facsimile No.:  (604) 688-2827
          Attn: Ian Muirhead

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 10.1, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided for in this Section 10.1, be deemed given upon facsimile confirmation,
(iii) if delivered by mail in the manner described above to the address as provided for in this Section 10.1, be deemed given on the earlier of the third Business Day following mailing or upon receipt and (iv) if delivered by overnight courier to the address as provided in this Section 10.1, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 10.1). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

     10.2  Entire Agreement.  This Agreement supersedes all prior discussions
           ----------------
and agreements between the parties with respect to the subject matter hereof and thereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof. Except for the representations and warranties contained in this Agreement or in any instrument delivered pursuant to this Agreement, each of the parties to this Agreement acknowledges that no other representations or warranties have been relied upon by that party or made by any other party or its officers, directors, employees, agents, financial and legal advisors or other representatives.

     10.3  Further Assurances; Post-Closing Cooperation.  At any time or from
           --------------------------------------------
time to time after the Closing, the parties shall execute and deliver to the other party such other documents and instruments, provide such materials and information and take such other actions as the other party may reasonably request to consummate the transactions contemplated by this Agreement and otherwise to cause the other party to fulfill its obligations under this Agreement and the transactions contemplated hereby. Each party agrees to use commercially reasonable efforts to cause the conditions to its obligations to consummate the Acquisition to be satisfied.

     10.4  Waiver.  Any term or condition of this Agreement may be waived at any
           ------
time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

     10.5  Third Party Beneficiaries.  The terms and provisions of this
           -------------------------
Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights, and this Agreement does not confer any such rights, upon any other Person other than any Person entitled to indemnity as described in Article 8.

     10.6  No Assignment; Binding Effect.  Neither this Agreement nor any right,
           -----------------------------
interest or obligation hereunder may be assigned (by operation of law or otherwise) by any party without the prior written consent of the other parties and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

     10.7  Headings.  The headings and table of contents used in this Agreement
           --------
have been inserted for convenience of reference only and do not define or limit the provisions hereof.

     10.8  Invalid Provisions.  If any provision of this Agreement is held to be
           ------------------
illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

     10.9  Governing Law.  This Agreement shall be governed by and construed in
           -------------
accordance with the domestic laws of the Province of British Columbia and the laws of Canada applicable therein, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the Province of British Columbia and the laws of Canada applicable therein. Parent, Acquisition Sub, CDN2, the Principals, the Holders and the Company each hereby irrevocably submits to the jurisdiction of any of the courts of the Province of British Columbia in any action arising out of or relating to this Agreement, and Parent, Acquisition Sub, CDN2, the Principals, the Holders and the Company each hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such courts. Parent, Acquisition Sub, CDN2, the Principals, the Holders, and the Company each hereby waives the defense of inconvenient forum to the maintenance of such action or proceeding. Parent, Acquisition Sub, CDN2, the Principals, the Holders, and the Company each hereby irrevocably consent to the service of copies of any process which may be served in any such action or proceeding by certified mail, return receipt requested, or by delivery of a copy of such process to the Company or Parent, as the case may be, at its address specified in Section 10.1 or by any other method permitted by Law. Parent, Acquisition Sub, CDN2, the Principals, the Holders, and the Company each agree that a final judgement in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on judgement or by any other manner provided by Law.

     10.10  Construction.  The parties hereto agree that this Agreement is the
            ------------
product of negotiation between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction without regard to the rule of contra proferentum.

     10.11  Counterparts.  This Agreement may be executed in any number of
            ------------
counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     10.12  Specific Performance.  The parties hereto agree that irreparable
            --------------------
damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Except where this Agreement specifically provides for arbitration, it is agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                                  ARTICLE 11
                                  DEFINITIONS

     11.1  Definitions.
           -----------

           (a) As used in this Agreement (including the Disclosure Schedule), the following defined terms shall have the meanings indicated below:

           "$" means United States Dollars unless otherwise indicated.

           "Actions or Proceedings" means any action, suit, petition, investigation, proceeding, arbitration, litigation or Governmental or Regulatory Authority investigation, audit or other proceeding, whether civil or criminal, in law or in equity, or before any arbitrator or Governmental or Regulatory Authority.

           "Acquisition" has the meaning ascribed to it in Recital C to this Agreement.

           "Acquisition Sub" has the meaning ascribed to it in the forepart of this Agreement.

           "Affiliate" means, as applied to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with, that Person, (b) any other Person that owns or controls 10% or more of any class of equity securities of that Person or any of its Affiliates (including any equity securities issuable upon the exercise of any option or convertible security) of that Person or any of its Affiliates, or (c) any director, partner or officer of such Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through ownership of voting securities or by contract or otherwise.

           "Aggregate Cash Consideration" means $3,400,000.

           "Aggregate Consideration" means the Aggregate Cash Consideration plus the Aggregate Stock Consideration.

           "Aggregate Share Number" means 825,000 shares of Parent Common Stock and Exchangeable Shares (each as appropriately adjusted to reflect the effect of any stock split, stock dividend, stock combination, reorganization, reclassification or similar change occurring after the date of this Agreement and prior to the Closing).

           "Aggregate Stock Consideration" means 825,000 shares of Parent Common Stock and Exchangeable Shares (each as appropriately adjusted to reflect the effect of any stock split, stock dividend, stock combination, reorganization, reclassification or similar change occurring after the date of this Agreement and prior to the Closing.)

          "Agreement" means this Acquisition Agreement, the Exhibits, the Parent Disclosure Schedule and the Disclosure Schedule and the certificates and instruments delivered in connection herewith, or incorporated by reference, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

          "Approval" means any approval, authorization, consent, permit, qualification or registration, or any waiver of any of the foregoing, required to be obtained from or made with, or any notice, statement or other communication required to be filed with or delivered to, any Governmental or Regulatory Authority or any other Person.

          "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned, licensed or leased by such Person, including cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

          "Associate" means, with respect to any Person, any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of 10% or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

          "Bankruptcy Law" means Title 11, U.S. Code or any similar foreign or U.S. federal or state law for the relief of creditors.

          "BC Company Act" means the Company Act (British Columbia) and all amendments and additions thereto.

          "BC Law" means the Law of British Columbia.

          "Books and Records" means all files, documents, instruments, papers, books and records relating to the Business or Condition of the Company, including financial statements, internal reports, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs (including data processing files and records), retrieval programs, operating data and plans and environmental studies and plans.

          "Business Combination" means, with respect to any Person, (i) any amalgamation, consolidation or other business combination to which such Person is a party, (ii) any sale or other disposition of any capital stock or other equity interests of such Person, (iii) any tender offer (including a self tender), exchange offer, recapitalization, restructuring, liquidation, dissolution or similar or extraordinary transaction, (iv) any sale, dividend or other disposition of all or a material portion of the Assets and Properties of such Person or (v) the entering into of any agreement or understanding, the granting of any rights or options, or the acquiescence of the Company, with respect to any of the foregoing.

          "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of California or the Province of British Columbia are authorized or obligated to close.

          "Business or Condition of Parent" means the business, condition (financial or otherwise), results of operations, prospects or Assets and Properties of Parent and each of its Subsidiaries, taken as a whole.

          "Business or Condition of the Company" means the business, condition (financial or otherwise), results of operations, prospects or Assets and Properties of the Company and each of its Subsidiaries, taken as a whole.

          "Canadian GAAP" means generally accepted accounting principles in Canada, as in effect from time to time.

          "Cash Consideration" means that portion of the Aggregate Cash Consideration to be received by a Company Shareholder from Parent and/or Acquisition Sub in exchange for Company Shares pursuant to the terms of this Agreement.

          "Closing" means the completion of the transactions contemplated by
Section 1.4.

          "Closing Date" means the date upon which the Closing occurs.

          "Closing Price" means the average closing sales price of Parent Common Stock as traded on the NNM and reported by The Wall Street Journal, for the thirty (30) consecutive trading days ending on the third trading day prior to the Closing Date.

          "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          "Common Cash Amount" means the quotient obtained by dividing the (a) Aggregate Cash Consideration by (b) the aggregate number of Company Shares issued and outstanding immediately prior to the Closing.

          "Company" has the meaning ascribed to it in the forepart of this Agreement.

          "Company Financial Statement Date" means December 31, 1999.

          "Company Shares" has the meaning ascribed to it in Section 2.3.

          "Company Intellectual Property" shall mean any Intellectual Property of commercial value that is (i) owned by; (ii) licensed to; or (iii) was developed or created by or for the Company or any of its Subsidiaries.

          "Company Option(s)" means any Option to purchase shares of capital stock of the Company.

          "Company Registered Intellectual Property" means all Registered Intellectual Property owned by, or filed in the name of, the Company or any of its Subsidiaries.

          "Company Shareholder" means a holder of Company Shares.

          "Company Stock Purchase Right" means any right, securities, subscription, warrant, options or other contract to purchase or otherwise receive or be issued any shares of capital stock or other equity interests of the Company.

          "Company Warrants" means any warrant to buy shares of capital stock of the Company.

          "Contract" means any material contract, including without limitation:

               (a) any distributor, sales, advertising, agency or manufacturer's representative contract;

               (b) any continuing contract for the purchase of materials, supplies, equipment or services involving in the case of any such contact more than $25,000 over the life of the contract;

               (c) any contract that expires or may be renewed at the option of any person other than the Company so as to expire more than one year after the date of this Agreement;

               (d) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with generally accepted accounting principles;

               (e) any contract for capital expenditures in excess of $25,000 in the aggregate;

               (f) any contract limiting the freedom of the Company to engage in any line of business or to compete with any other Person as that term is defined in the Exchange Act, as defined herein;

               (g) any contract pursuant to which the Company is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property having an original cost of more than $25,000;

               (h) any contract with any person with whom the Company does not deal at arm's length; or

               (i) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person.

          "Depositary Agent" means Montreal Trust.

          "Disclosure Schedule" means the schedules delivered to Parent, CDN2 and Acquisition Sub by or on behalf of the Company, containing all lists, descriptions, exceptions and other information and materials as are included therein in connection with the representations and warranties made by the Company in Article 2 of this Agreement or otherwise.

          "Employee Escrow Agent" has the meaning ascribed to it in Section
6.19.

          "Employee Escrow Cash" has the meaning ascribed to it in Section 6.14 hereof.

          "Employee Escrow Fund" has the meaning ascribed to it in Section
1.1(d).

          "Employee Shareholder" has the meaning ascribed to it in Section
1.1(d).

          "Employee Escrow Shares" has the meaning ascribed to it in Section
6.14 hereof.

          "Environment" means air, surface water, ground water, or land, including land surface or subsurface, and any receptors such as persons, wildlife, fish, biota or other natural resources.

          "Environmental Clean-up Site" means any location which is listed or proposed for listing on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System, or on any similar list of sites published by any governmental authority in Canada or the United States relating to investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding, or investigation related to or arising from any location at which there has been a Release of a Hazardous Material.

          "Environmental Law" means any Canadian or United States federal, provincial, state, local or foreign environmental, health and safety or other Law relating to Hazardous Materials, including without limitation the Waste Management Act (British Columbia), the Comprehensive, Environmental Response Compensation and Liability Act, the Clean Air Act, the Federal Water Pollution Control Act, the Solid Waste Disposal Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the California Safe Drinking Water and Toxic Enforcement Act.

          "Environmental Permit" means any permit, license, approval, consent or authorization required under or in connection with any Environmental Law and includes without limitation any and all orders, consent orders or binding agreements issued or entered into by a Governmental or Regulatory Authority.

          "Equity Equivalents" means securities (including Options to purchase any shares of Company Shares) which, by their terms, are or may be exercisable, convertible or exchangeable for or into common shares, preferred shares, or other securities of the Company at the election of the holder thereof.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

          "ERISA Affiliate" has the meaning ascribed to it in Section 2.14.

          "Escrow Amount" means 21.4848% of the shares of Parent Common Stock and Exchangeable Shares (177,250 shares) issued or issuable to shareholders of the Company, in connection with the Acquisition.

          "Escrow Fund" has the meaning ascribed to it in Section 1.1(c).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

          "Exchange Ratio" means the quotient obtained by dividing (a) the Aggregate Share Number by the aggregate number of Company Shares issued and outstanding immediately prior to the Closing.

          "Exchangeable Shares" means shares of a class of preferred stock of Acquisition Sub that will have the rights, privileges and restrictions, and be subject to the conditions, set forth on Exhibit 4.

          "Financial Statement Date" means December 31, 1999.

          "GAAP" means generally accepted accounting principles in the United States, as in effect from time to time.

          "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, bureau, board, commission, department, official or other instrumentality of the United States, Canada, any foreign country or any domestic or foreign state, province, county, city or other political subdivision, and shall include any stock exchange, quotation service and the National Association of Securities Dealers.

          "Hazardous Material" means (a) any chemical, material, substance or waste including, containing or constituting petroleum or petroleum products, solvents (including chlorinated solvents), nuclear or radioactive materials, asbestos in any form that is or could become friable, radon, lead-based paint, urea formaldehyde foam insulation or polychlorinated biphenyls, (b) any chemicals, materials, substances or wastes which are now defined as or included in the definition of "special waste," "waste," "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law; or (c) any other chemical, material, substance or waste which is regulated by any Environmental Law or which could constitute a nuisance.

          "Income Tax" means (i) any income, alternative or add-on minimum tax, gross income, gross receipts, franchise, profits, including estimated taxes relating to any of the foregoing, or other similar tax or other like assessment or charge of similar kind whatsoever, excluding any Other Tax, together with any interest and any penalty, addition to tax or additional amount imposed by any Taxing Authority responsible for the imposition of any such Tax (domestic or foreign); or (ii) any liability of a Person for the payment of any taxes, interest, penalty, addition to tax or like additional amount resulting from the application of Treas. Reg. (S)1.1502-6 or comparable provisions of any Taxing Authority in respect of a Tax Return of a Person.

          "Income Tax Act" means the Income Tax Act (Canada), as amended, and the rules and regulations promulgated thereunder.

          "Indebtedness" of any Person means all obligations of such Person (a) for borrowed money, (b) evidenced by notes, bonds, debentures or similar instruments, (c) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business),
(d) under capital leases and (e) in the nature of guarantees of the obligations described in clauses (a) through (d) above of any other Person.

          "Intellectual Property" means all trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, patents and patent rights, utility models and utility model rights, copyrights, mask work rights, brand names, trade dress, product designs, product packaging, business and product names, logos, slogans, rights of publicity, trade secrets, inventions (whether patentable or not), invention disclosures, improvements, processes, formulae, industrial models, processes, designs, specifications, technology, methodologies, computer software (including all source code and object code), firmware, development tools, flow charts, annotations, all Web addresses, sites and domain names, all data bases and data collections and all rights therein, any other confidential and proprietary right or information, whether or not subject to statutory registration, and all related technical information, the information set forth in manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, utility models, trademarks, service marks and copyrights, and the right to sue for past infringement, if any, in connection with any of the foregoing.

          "Interim Financial Statements" means the unaudited consolidated balance sheet of the Company and its Subsidiaries as of May 31, 2000, and the related unaudited consolidated statement of operations and statement of cash flows for the five-month period ended on such date.

          "Investment Assets" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by the Company.

          "IRS" means the United States Internal Revenue Service or any successor entity.

          "Law" or "Laws" means any law, statute, order, decree, consent decree, judgment, rule, regulation, ordinance or other pronouncement having the effect of law whether in the United States, Canada, any foreign country, or any domestic or foreign state, province, county, city or other political subdivision or of any Governmental or Regulatory Authority.

          "Liabilities" means all Indebtedness, obligations and other liabilities of a Person, whether absolute, accrued, contingent (or based upon any contingency), known or unknown, fixed or otherwise, or whether due or to become due.

          "License" means any Contract that grants a Person the right to use or otherwise enjoy the benefits of any Intellectual Property (including without limitation any covenants not to sue with respect to any Intellectual Property).

          "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, easement, charge or adverse claim or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing, except for any restrictions on transfer generally arising under any applicable federal, provincial or state securities law.

          "Loss(es)" means any and all damages, fines, fees, Taxes, penalties, deficiencies, losses and expenses, including interest, reasonable expenses of investigation, court costs, reasonable fees and expenses of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment (such fees and expenses to include all fees and expenses, including fees and expenses of attorneys, incurred in connection with (i) the investigation or defense of any Third Party Claims or (ii) asserting or disputing any rights under this Agreement against any party hereto or otherwise).

          "NASD" means the National Association of Securities Dealers, Inc.

          "NNM" means the distinct tier of The Nasdaq Stock Market referred to as the Nasdaq National Market.

          "Non-Competition and Employment Agreement" has the meaning ascribed to it in Section 7.3.

          "Officer's Certificate" has the meaning ascribed to it in Section 8.5 hereof.

          "Option" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock or other equity interests of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock or other equity interests of such Person or (ii) receive any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock or other equity interests of such Person, including any rights to participate in the equity, income or election of directors or officers of such Person.

          "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

          "Other Tax" means any sales, use, ad valorem, business license, withholding, payroll, employment, excise, stamp, transfer, recording, occupation, premium, property, value added, custom duty, severance, windfall profit or license tax, governmental fee or other similar assessment or charge, together with any interest and any penalty, addition to tax or additional amount imposed by any Taxing Authority responsible for the imposition of any such tax (domestic or foreign).

          "Parent" has the meaning ascribed to it in the forepart of this Agreement.

          "Parent Common Stock" means the Common Stock of Parent.

          "Parent Disclosure Schedule" means descriptions, exceptions and other information and materials as are required to be included therein in connection with the representations and warranties made by Parent in Article 4 of this Agreement or otherwise.

          "Parent Reports" has the meaning ascribed to it in Section 4.4.

          "Parent Support Agreement" has the meaning ascribed to it in Section 1.3.

          "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA.

          "Permit" means any license, permit, franchise or authorization.

          "Person" means any natural person, corporation, general partnership, limited partnership, limited liability company or partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

          "Plan" has the meaning ascribed to it in Section 2.14.

          "PTO" means the United States Patent and Trademark Office.

          "Registered Intellectual Property" shall mean all United States, Canadian, international and foreign: (i) patents, patent applications (including provisional applications); (ii) registered trademarks and servicemarks, applications to register trademarks, intent-to-use applications, other registrations or applications to trademarks or servicemarks, or trademarks or servicemarks in which common law rights are owned or otherwise controlled; (iii) registered copyrights and applications for copyright registration; (iv) any mask work registrations and applications to register mask works; and (v) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority.

          "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of a Hazardous Material into the Environment.

          "SEC" means the Securities and Exchange Commission or any successor entity.

          "SEC Documents" means, with respect to any Person, each report, schedule, form, statement or other document filed with the SEC by such Person pursuant to Section 13(a) of the Exchange Act.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Shareholder Agent" has the meaning ascribed to it in Section 8.6.

          "Site" means any of the real properties currently or previously owned, leased, occupied, used or operated by the Company, any predecessors of the Company, or any entities previously owned by the Company, including all soil, subsoil, surface waters and groundwater.

          "Company Stock Plan" means the Incentive Stock Option Plan adopted by the Company.

          "Subsidiary" means any Person in which the Company or Parent, as the context requires, directly or indirectly through Subsidiaries or otherwise, beneficially owns at least 50% of either the equity interest in, or the voting control of, such Person existing on the date hereof.

          "Takeover Statute" means a "moratorium," "control share acquisition" or other similar antitakeover statute or regulation enacted under provincial, state or federal laws in the United States or Canada.

          "Tax" or "Taxes" means all present and future taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings, dues and other charges of any nature imposed by any Governmental Authority (including income, capital (including large corporations), withholding, consumption, sales, use, transfer, goods and services or other value-added, excise, customs, anti-dumping, stumpage, countervail, net worth, stamp, registration, franchise, payroll, employment, health, education, business, school, property, local improvement, development, education development and occupation taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings, dues and charges) together with all fines, interest, penalties on or in respect of, or in lieu of or for non-collection of, those taxes, surtaxes, duties, levies, imposts, rates, fees, assessments, withholdings, dues and other charges.

          "Tax Laws" means the Code, the Income Tax Act and any other applicable Canadian or United States federal, provincial, state, county, local or foreign laws relating to Taxes and any regulations or official administrative pronouncements released thereunder.

          "Tax Returns" means any return, report, information return, schedule, certificate, statement or other document (including any related or supporting information) filed or required to be filed with, or, where none is required to be filed with a Taxing Authority, the statement or other document issued by, a Taxing Authority in connection with any Tax.

          "Taxing Authority" means any governmental agency, board, bureau, body, department or authority of any United States or Canadian federal, provincial, state or local jurisdiction or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax.

          "Third Party Claim" has the meaning ascribed to it in Section 8.8.

          "Third Party Expenses" has the meaning ascribed to it in Section 6.4.

          "WARN Act" means the Worker Adjustment and Retraining Notification Act, as amended.

          "Warranty Obligations" has the meaning ascribed to it in Section 2.29.

          (b) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement as a whole and not to any particular Article, Section or other subdivision, (iv) the terms "Article" or "Section" or other subdivision refer to the specified Article, Section or other subdivision of the body of this Agreement, (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of the Company, (vi) the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation," and (vii) when a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP. The term "party" or "parties" when used herein refer to Parent, CDN2 and Acquisition Sub, on the one hand, and the Company and the Principals, on the other.

          (c) When used herein, the phrase "to the knowledge of" any Person, "to the best knowledge of" any Person, "known to" any Person or any similar phrase, means (i) with respect to any Person who is an individual, the actual knowledge of such Person and (ii) with respect to any other Person, the actual knowledge of the directors and executive officers of such Person and other individuals that have a similar position or have similar powers and duties as the officers and directors of such Person.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, Parent, Acquisition Sub, CDN2, the Principals and Company have caused this Agreement to be signed by their duly authorized representatives, all as of the date first written above.

CINAX DESIGNS INC.                RAVISENT TECHNOLOGIES INC.


By:  /s/ Eric Camirand            By /s/ Francis E.J. Wilde III
  ----------------------------      ----------------------------------
   Name:  Eric Camirand              Name:  Francis E.J. Wilde III
   Title: President                  Title: President and Chief
                                            Executive Officer

RAVISENT BRITISH COLUMBIA INC..   RAVISENT NOVA SCOTIA ULC



By:  /s/ Tom Fogarty                /s/ Tom Fogarty
  ----------------------------    --------------------------
Name:  Tom Fogarty                  Name:  Tom Fogarty
Title: President                    Title: President


PRINCIPAL                         PRINCIPAL


/s/ Eric Camirand                   /s/ Malcolm Collings
------------------------------    ----------------------
Eric Camirand                     Malcolm Collings



                   [SIGNATURE PAGE TO ACQUISITION AGREEMENT]

                                  SCHEDULE 2
                          COMPANY DISCLOSURE SCHEDULE

                                  SCHEDULE 3
                          PARENT DISCLOSURE SCHEDULE

                                  SCHEDULE  7.3(g)
                             LIST OF KEY EMPLOYEES



      Camirand, Eric
      Jankovic, Ivan
      Rodger, Michael
      Williams, Theodre
      Durdevic, Petar
      Adam, Michael
      Kolodziejczak, Adam
      Cheng, Xin (Catherine)
      Lau, Yu Leung (Paul)
      Long, Brennan
      Renero, Magail

                                   EXHIBIT 1
                       FORM OF STOCK PURCHASE AGREEMENT

                                   EXHIBIT 4
         RIGHTS, PREFERENCES AND PRIVILEGES OF THE EXCHANGEABLE SHARES

                                   EXHIBIT 5
                        FORM OF SHAREHOLDERS' AGREEMENT

                                    EXHIBIT 6
                       FORM OF PARENT SUPPORT AGREEMENT

                                   EXHIBIT 9
                           FORM OF ESCROW AGREEMENT

                                  EXHIBIT 10
          OFFICERS' CERTIFICATES FOR PARENT, CDN2 AND ACQUISITION SUB

                                  EXHIBIT 11
         SECRETARY'S CERTIFICATES FOR PARENT, CDN2 AND ACQUISITION SUB

                                  EXHIBIT 12
                        FORM OF OPINION FOR RBS LAWYERS

                                  EXHIBIT 13
              FORM OF OPINION FOR BROBECK, PHLEGER & HARRISON LLP

                                  EXHIBIT 14
                    OFFICERS' CERTIFICATES FOR THE COMPANY

                                  EXHIBIT 15
                    SECRETARY'S CERTIFICATE FOR THE COMPANY

                                  EXHIBIT 16
                         FORM OF OPINION FOR OWEN BIRD

                                  EXHIBIT 17
               FORM OF NON-COMPETITION AND EMPLOYMENT AGREEMENT

                                  EXHIBIT 18
                       FORM OF EMPLOYEE ESCROW AGREEMENT